SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A Amendment 2
SIC 2834
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2009

China Pediatric Pharmaceuticals, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-52007	20-271 8075
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9th Floor, No. 29 Nanxin Street
Xi'an, Shaanxi Province
P.R.C., 71004
(Address of Principal Executive Offices)

86 29 8727 1818
(Issuer Telephone number)

Lid Hair Studios International, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “LHSI”, “CPPI”or the “Registrant” refer to China Pediatric Pharmaceuticals, Inc. (formerly Lid Hair Studios International Inc.), a Nevada corporation.

Item 1.01   Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired a Hong Kong based pharmaceutical manufacturer and distributor company in accordance with a Share Exchange Agreement dated September 30, 2009 (“Exchange Agreement”) made by and among Lid Hair Studios International, Inc.,  (“Company”) a Nevada corporation, Eric Anderson the (“Principal Company Shareholder”), and Asia-Pharm Holding (“Asia-Pharm”), Inc. a company incorporated in the British Virgin Islands,

The close of the Share Exchange transaction (the "Closing") took place on September 30, 2009 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of China Children Pharmaceuticals Inc.(the “Interests”) from  Asia-Pharm and they transferred and contributed all of their Interests to us. In exchange, we issued to Asia-Pharm 7,000,000 shares of our common stock. The material terms of the Exchange Agreement are more fully described in Exhibit 2.1 of this report.

Asia-Pharm was incorporated in British Virgin Islands on June 20, 2008. As described below, on August 4, 2008, Asia-Pharm through its wholly owned subsidiary China Children Pharmaceutical, Inc. (“China Children”) became the indirect holding company for Shaanxi Jiali Pharmaceutical Co. Ltd. ("Shaanxi Jiali"), a medical and pharmaceutical developer, manufacturer and marketer in the PRC.

China Children was incorporated in Hong Kong on June 27, 2008. China Children is a wholly owned subsidiary of Asia-Pharm.

Xi-an Coova Children Pharmaceuticals Co., Ltd, (“Xi-an Coova”) is a “wholly owned foreign enterprise” incorporated in the PRC on July 25, 2008.  Xi’an Coova is a wholly owned subsidiary of China Children.

Shaanxi Jiali was incorporated in the PRC under the name Shaanxi Jiali Technologies Co, Ltd. on July 1, 1998.  In October 2000, Shaanxi Jiali Technologies changed its name to Shaanxi Jiali Pharmaceutical Co. Ltd.  Shaanxi Jiali is our operating company and is in the business of manufacturing, marketing and sales of pharmaceuticals in China with pediatric medicine as its focus.

As described below, on August 4, 2008, an Entrustment Management Agreement (described in detail on page X) was entered into between Xi-an Coova and Shaanxi Jiali, to which China Children exercises control over the operations and business of Shaanxi Jiali through Xi’an Coova. Pursuant to the Entrustment Management Agreement, China Children shall receive all net profits and assume all operational losses of Shaanxi Jiali through Xi’an Coova.

Xi’an Coova acquired management control over Shaanxi Jiali, in the same manner as if it were a wholly owned subsidiary under PRC law.

China Children, Xi’an Coova, and Shaanxi Jiali shall be referred to herein collectively as "Lid Hair Shaanxi Jiali." Lid Hair Shaanxi Jiali is principally engaged in the development and distribution of medicines, active pharmaceutical ingredients and pharmaceutical intermediaries.

This transaction is discussed more fully in Section 2.01 of this Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Pursuant to the share exchange agreement of September 30, 2009, Eric Anderson transferred 5,000,000 shares of common stock of Lid Hair Studios to Lid Hair Studios for cancellation and forgives the outstanding shareholder’s loan to the company in the amount of $86,173  in exchange for 100% of the issued and outstanding shares of Lid Hair Studios’ wholly-owned subsidiary, Belford Enterprises B.C. Ltd., d/b/a Lid Hair Studio.  Lid Hair Studios cancelled the shares of common stock received from Eric Anderson prior to affecting the reverse stock split which reduce the amount of common stock then issued and outstanding.  Eric Anderson and Lid Hair Studios entered into a binding agreement with respect to such transaction on September 30, 2009.

Item 2.01   Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on September 30, 2009, we acquired China Children, Hong Kong based pharmaceutical manufacturer company in accordance with the Exchange Agreement. The closing of the transaction took place on September 30, 2009 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of China Children from Asia-Pharm; and Asia-Pharm transferred and contributed all of their Interests to us. In exchange, we issued to Asia-Pharm 7,000,000 shares, or approximately 65.25% of our common stock. On the Closing Date, China Children became our wholly owned subsidiary.

BUSINESS

Description of Business
Background of LHSI
Lid Hair Studios International, Inc. was established on April 20, 2005 in the state of Nevada.  The company was originally incorporated under the name Belford Enterprises, Inc. and changed its name to Lid Hair Studios International Inc. on August 15, 2005. Our operating subsidiary Belford Enterprises B.C. Ltd., doing business as Lid Hair Studio was established June 7, 2005, in the City of Vancouver, British Columbia Canada.  There are no bankruptcies, receivership, or similar proceedings against the parent or operating subsidiary.

On June 18, 2005, the company purchased hair salon equipment and the rights to an office lease from Farideh Jafari in the amount of approximately $39,150US ($45,000CDN).

On July 4, 2005 we entered into a lease agreement by way of Assignment of Lease by Tenant with Landlord’s Consent. The lease commenced July 1, 2005 and terminates June 30, 2015.

Effective on October 9, 2009, the Company changed its name from Lid Hair Studios International Inc. to China Pediatric Pharamaceuticals, Inc.  The name change was effected through a parent/subsidiary merger of our wholly-owned subsidiary, China Pediatric Pharmaceuticals, Inc., with and into the Company, with the Company as the surviving corporation.  To effectuate the merger, the Company filed its Articles of Merger with the Nevada Secretary of State and the merger became effective on October 9, 2009.  A copy of the filed Articles of Merger is being filed under Exhibit 3.3.  The Company’s board of directors approved the merger which resulted in the name change on October 9, 2009.  In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required.  On the effective date of the merger, the Company’s name was changed to “China Pediatric Pharmaceuticals, Inc.” and the Company’s Articles of Incorporation were amended to reflect this name change. Following the Combination, the combined Company will continue to be traded on the OTCBB, under the symbol “LHSI”, however we will request a new symbol closer in form to China Pediatric Pharmaceuticals, Inc.

Background of Shaanxi Jiali
Shaanxi Jiali was incorporated in the PRC under the name Shaanxi Jiali Technologies Co, Ltd. on July 1, 1998.  In October 2000, Shaanxi Jiali Technologies changed its name to Shaanxi Jiali Pharmaceutical Co. Ltd.  Shaanxi Jiali is our operating company and is in the business of manufacturing, marketing and sales of pharmaceuticals in China with pediatric medicine as its focus.

Asia-Pharm was incorporated in British Virgin Islands on June 20, 2008. As described below, on August 4, 2008, Asia-Pharm through its wholly owned subsidiary China Children Pharmaceutical, Inc. (“China Children”), became the indirect holding company for Shaanxi Jiali Pharmaceutical Co. Ltd. ("Shaanxi Jiali"), a medical and pharmaceutical developer, manufacturer and marketer in the PRC.

China Children was incorporated in Hong Kong on June 27, 2008. China Children is a wholly owned subsidiary of Asia-Pharm.

Xi-an Coova Children Pharmaceuticals Co., Ltd, (“Xi-an Coova”) is a “wholly owned foreign enterprise” incorporated in the  PRC on July 25, 2008.  Xi’an Coova is a wholly owned subsidiary of China Children.

As described below, on August 4, 2008, an Entrustment Management Agreement (described in detail on page X) was entered into between Xi-an Coova and Shaanxi Jiali, to which China Children exercises control over the operations and business of Shaanxi Jiali through Xi’an Coova. Pursuant to the Entrustment Management Agreement, China Children shall receive all net profits and assume all operational losses of Shaanxi Jiali through Xi’an Coova.

Xi’an Coova entered into a Management Entrustment Agreement with Shaanxi Jiali  and the shareholders of Shaanxi Jiali (the “Management Entrustment Agreement”), in which Shaanxi Jiali and its shareholders agreed to transfer control, or entrust, the operations and management of its business to Xi’an Coova. Under the agreement, Xi’an Coova manages the operations and assets of Shaanxi Jiali , controls all of the cash flows of Shaanxi Jiali through a bank account controlled by Xi’an Coova, is entitled to 100% of earnings before tax of Shaanxi Jiali, a management fee, and is obligated to pay all payables and loan payments of Shaanxi Jiali. In addition, under the terms of the Management Entrustment Agreement, Xi’an Coova has been granted certain rights which include, in part, the right to appoint and terminate members of Shaanxi Jiali’s Board of Directors, hire management and administrative personnel and control decisions relating to entering and performing customer contracts and other instruments. We anticipate that Shaanxi Jiali will continue to be the contracting party under its customer contracts, bank loans and certain other instruments unless Xi’an Coova exercises its option. The agreement does not terminate unless the business of Shaanxi Jiali is terminated or Xi’an Coova exercises its option to acquire all of the assets or equity of Shaanxi Jiali under the terms of the Exclusive Option Agreement as more fully described below and completes the acquisition of Shaanxi Jiali.

In exchange for causing Shaanxi Jiali to enter into the Management Entrustment Agreement, Xi’an Coova, through its parent company Asia-Pharm, issued an aggregate of 12,000,000 shares of Asia-Pharm’s common stock to the shareholders of Shaanxi Jiali which was allocated based on their respective pro rata ownership of Shaanxi Jiali.

In order to give Xi’an Coova further control over Shaanxi Jiali, the Shaanxi Jiali shareholders and Xi’an Coova, a wholly owned subsidiary of China Children in the PRC, entered into a shareholders’ Voting Proxy Agreement (the “Voting Proxy Agreement”) whereby the Shaanxi Jiali shareholders irrevocably and exclusively appointed the members of Xi’an Coova’s board of directors, as their proxies to vote on all matters that require Shaanxi Jiali shareholder approval, including, without limitation, the right to appoint members of the board of directors of Shaanxi Jiali. The agreement further provides that Shaanxi Jiali  will appoint all of the board of directors of  Xi’an Coova as its board of directors. Xi’an Coova’s board of directors changes, Shaanxi Jiali must remove and appoint new members to its board. The agreement terminates upon the exercise of the option by Xi’an Coova to purchase the shares of Shaanxi Jiali as described below and is governed by the laws of the PRC.

In order to permit Shaanxi Jiali to become an indirectly wholly owned subsidiary of China Children when permitted under PRC law, Xi’an Coova, Shaanxi Jiali and the Shaanxi Jiali shareholders entered into an exclusive option agreement (the “Exclusive Option Agreement”) whereby the Shaanxi Jiali shareholders granted Xi’an Coova an irrevocable and exclusive purchase option (the “Option”) to acquire Shaanxi Jiali’s equity and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. Current PRC law does not specifically provide for the equity of a non-PRC entity to be used as consideration for the purchase of a PRC entity’s assets or equity unless the value of the shares are equal to or greater than the value of the enterprise acquired. In addition, there is a lengthy appraisal process which must be approved by the provincial

PRC government entities. The consideration for the exercise of the Option is to be determined by the parties and memorialized in future definitive agreements setting forth the kind and value of such consideration. Accordingly, we will consider exercising the Option under such circumstances we believe will be in our best interests and our shareholders and the Exclusive Option Agreement has been drafted to give us such flexibility. In considering whether or not we will exercise the Option we may consider such factors as (1) if the exercise price can be lower than the appraised value under current PRC law (2) availability of funds, (3) any relevant tax considerations at the time, (4) any other relevant PRC laws that may exist at the time, (5) the value of our shares that were previously paid to shareholders of Shaanxi Jiali, and (6) whether or not the exercise of the Option will provide any other additional benefits to us or our shareholders. Upon exercise of the Option, the parties will prepare transfer documents to be submitted for governmental approval and work together to obtain all approvals and permits. The agreement may be terminated by agreement of all parties or by with 30 days notice and is governed by the laws of the PRC.

In order to further solidify China Children’s rights, benefits and control of Shaanxi Jiali through its ownership of  Xi’an Coova under the Entrusted Management Agreement, Voting Proxy Agreement and Exclusive Option Agreement, Xi’an Coova and the Shaanxi Jiali shareholders entered into a share pledge agreement (the “Share Pledge Agreement”) whereby the Shaanxi Jiali shareholders pledged all of their equity interests in Shaanxi Jiali, including the proceeds thereof, to guarantee the performance by the shareholders of all of the agreements they entered into with Xi’an Coova. Upon breach by any of the shareholders of any of the Management Entrustment Agreement, Voting Proxy Agreement, the Exclusive Option Agreement or the Share Pledge Agreement, Xi’an Coova is entitled by operation of law to become the beneficial owner of the shares of Shaanxi Jiali. Prior to termination of the Share Pledge Agreement, the pledged equity interests of Shaanxi Jiali cannot be transferred without  Xi’an Coova’s prior written consent. The provisions of the Share Pledge Agreement and the Voting Proxy Agreement work together to give the board of directors of Xi’an Coova control over transfers by the shareholders of Shaanxi Jiali . The agreement will not terminate until agreed to by all of the parties in writing and is governed by the laws of the PRC.

On  September 30, 2009, we acquired a Hong Kong based pharmaceutical manufacturer and distributor company in accordance with a Share Exchange Agreement dated September 30, 2009 (“Exchange Agreement”) made by and among Lid Hair Studios International, Inc.,  (“Company”) a Nevada corporation, Eric Anderson the (“Principal Company Shareholder”), and Asia-Pharm Holding (“Asia-Pharm”), Inc. a company incorporated in the British Virgin Islands.

The close of the Share Exchange transaction (the "Closing") took place on September 30, 2009 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of China Children Pharmaceuticals Inc.(the “Interests”) from  Asia-Pharm, and they transferred and contributed all of their Interests to us. In exchange, we issued to Asia-Pharm 7,000,000 shares of our common stock. The material terms of the Exchange Agreement are more fully described in Exhibit 2.2  of this report.

BUSINESS DEVELOPMENT OF LID HAIR STUDIOS INTERNATIONAL, INC.

Overview
Shaanxi Jiali was incorporated in the PRC under the name Shaanxi Jiali Technologies Co, Ltd. on July 1, 1998.  In October 2000, Shaanxi Jiali Technologies changed its name to Shaanxi Jiali Pharmaceutical Co. Ltd.   Asia-Pharm was incorporated in British Virgin Islands on June 20, 2008. As described below, on August 4, 2008, Asia-Pharm through its wholly owned subsidiary China Children Pharmaceutical, Inc. (“China Children”), became the indirect holding company for Shaanxi Jiali Pharmaceutical Co. Ltd. ("Shaanxi Jiali"), a medical and pharmaceutical developer, manufacturer and marketer in the PRC. China Children was incorporated in Hong Kong on June 27, 2008. China Children is a wholly owned subsidiary of Asia-Pharm. Xi-an Coova Children Pharmaceuticals Co., Ltd, (“Xi-an Coova”) is a “wholly owned foreign enterprise” incorporated in the PRC on July 25, 2008.  Xi’an Coova is a wholly owned subsidiary of China Children.  On August 4, 2008, an Entrustment Management Agreement was entered into between Xi-an Coova and Shaanxi Jiali, to which China Children exercises control over the operations and business of Shaanxi Jiali through Xi’an Coova. Pursuant to the Entrustment Management Agreement, China Children shall receive all net profits and assume all operational losses of Shaanxi Jiali through Xi’an Coova.

Business
Our operations are headquartered in Xi’an, Shaanxi Province, China. We are a profitable, mid-sized Chinese pharmaceutical company that identifies, discovers, develops manufactures and distributes both prescription and over-the counter, including both conventional   and Traditional Chinese Medicines (“TCMs”), for the treatment of some of the most common ailments and diseases, with pediatric medicine as its focus.

We currently have one operating company: Shaanxi Jiali identifies, discovers, develops manufactures and distributes both prescription and over-the counter, including both conventional   and Traditional Chinese Medicines (“TCMs”), for the treatment of some of the most common ailments and diseases, with pediatric medicine as its focus.

Our operating company has its own manufacturing facility located in Baoji, Shaanxi Province. Our manufacturing facility was issued a Good Manufacturing Practices1  (“GMP”) certification by the SFDA2 in 2004.  We were awarded the National High-tech Enterprise Award by the Shaanxi Technology Administration in 2006.  As a result of receiving the National High-tech Award Shaanxi Jiali is entitled to the “Two exemption Three half” tax holiday based on the local government’s policy to encourage outside investment into the locality. According to PRC tax laws, “Two exemption Three half” policy means foreign investment enterprises including Shaanxi Jiali may enjoy an exemption from corporate income tax for 2 years starting from its first profitable year, followed by 3 years at a rate that is one half of the regular rate for corporate income tax.

We distribute our high value, branded medicines, both prescription and OTC, through exclusive territory agents who sell our products directly to local pharmacies who in turn sell them to their retail customers.

History and Corporate Organization
Shaanxi Jiali was incorporated in the PRC under the name Shaanxi Jiali Technologies Co, Ltd. on July 1, 1998.  In October 2000, Shaanxi Jiali Technologies changed its name to Shaanxi Jiali Pharmaceutical Co. Ltd.  Shaanxi Jiali is our operating company and is in the business of research and development, manufacturing, marketing and sales, and distribution of pharmaceuticals in China, with pediatric medicine as its focus.

Reorganization and Revised Structure
Asia-Pharm was incorporated in British Virgin Islands on June 20, 2008. As described below, on August 4, 2008, Asia-Pharm through its wholly owned subsidiary China Children Pharmaceutical, Inc. (“China Children”), became the indirect holding company for Shaanxi Jiali Pharmaceutical Co. Ltd. ("Shaanxi Jiali"), a medical and pharmaceutical developer, manufacturer and marketer in the PRC.

China Children was incorporated in Hong Kong on June 27, 2008. China Children is a wholly owned subsidiary of Asia-Pharm.  Xi-an Coova Children Pharmaceuticals Co., Ltd, (“Xi-an Coova”) is a “wholly owned foreign enterprise” incorporated in the PRC on July 25, 2008.  Xi’an Coova is a wholly owned subsidiary of China Children. On August 4, 2008, an Entrustment Management Agreement (described in detail on page 7) was entered into between Xi-an Coova and Shaanxi Jiali, to which China Children exercises control over the operations and business of Shaanxi Jiali through Xi’an Coova. Pursuant to the Entrustment Management Agreement, China Children shall receive all net profits and assume all operational losses of Shaanxi Jiali through Xi’an Coova.

The organization and ownership structure of the Company subsequent to the consummation of the reorganization as summarized in the paragraphs above is as follows:

___________________________
1 Good Manufacturing Practices (“GMP”) is an internationally-recognized standard for pharmaceutical plant design and construction. GMP has been defined as “that part of quality assurance which ensures that products are consistently produced and controlled to the quality standards appropriate for their intended use and as required by the marketing authorization” (World Health Organization). GMP covers all aspects of the manufacturing process: defined manufacturing process; validated critical manufacturing steps; suitable premises, storage, transport; qualified and trained production and quality control personnel; adequate laboratory facilities; approved written procedures and instructions; records to show all steps of defined procedures taken; full traceability of a product through batch processing records and distribution records; and systems for recall and investigation of complaints.
2The Chinese government agency, SFDA, is analogous to the Food and Drug Administration (“FDA”) in the United States. Unlike the FDA, however, the SFDA provides intellectual property and competitive protection to certain classes of approved drugs.

COMBINATION

On September 30, 2009, Asia-Pharm, Eric Anderson and Lid Hair Studios, entered into a definitive Share Exchange Agreement (“Exchange Agreement”) for the combination of us and China Children Pharmaceuticals (the “Combination”). The Combination was accomplished by means of a share exchange in which Asia-Pharm exchanged all of their stock in China Children Pharma for the new issuance of our common stock. Under the terms of the Exchange Agreement and as a result of the Combination:

●	China Children became our wholly owned subsidiary;

●	In exchange for all of their shares of China Children stock, Asia-Pharm received 7,000,000 newly issued shares of our common stock.

●	Immediately following the closing of the Combination, such shares of CPPI common stock represent approximately 65.25% of our issued and outstanding shares on a fully diluted basis.

The organization and ownership structure of the Company subsequent to the consummation of the combination as summarized in the paragraphs above is as follows:

This transaction closed on September 30, 2009.

PRINCIPAL PRODUCTS

In 2008, our revenues were principally derived from sales of products listed below. We have SFDA approval for all medicines and active pharmaceutical ingredients that we market. The sales of ready-made Chinese Traditional Medicines are required to obtain approval of SFDA. While sales of the raw materials of Chinese herbs are not required to obtain SFDA approval.

Main Products

We currently have 26 products that are manufactured by both our in-house production facility and through OEM companies.

Table 1

As shown below we produce 13 of our medicines in-house at our production plant.

Manufacturer	Brand Name &Product	Type: Prescription/ OTC Conventional OTC TCM	Primary Function

Shaanxi Jiali Pharmaceuticals	Cooer Xiaoer Radix lsatidis Granule (5g)	OTC TCM	Treatment for inflammation and pain.

Shaanxi Jiali Pharmaceuticals	Qingsongling Radix lsatidis Granule (10g)	OTC TCM	Treatment for inflammation and pain.

Shaanxi Jiali Pharmaceuticals	Cooer Xiaoer Da shanzha Granule	OTC TCM	Treatment for indigestion.

Shaanxi Jiali Pharmaceuticals	Cooer Xiaoer Paracetamol, Artificial Cow-bezoar and Chlorphenamine Maleale Granule	OTC Conventional	Treatment for inflammation, pain and fever.

Shaanxi Jiali Pharmaceuticals	Qingsongling Series Erythromycin Estolate Granule	OTC Conventional	Treatment for indigestion. .

Shaanxi Jiali Pharmaceuticals	Qingsongling Series Compound Danshen Tablet	OTC TCM	Treatment for heart and blood conditions.

Shaanxi Jiali Pharmaceuticals	Qingsongling Series Ganmao Tuire Granule	OTC TCM	Treatment for inflammatory and pain.

Shaanxi Jiali Pharmaceuticals	Qingsongling Series Qingrejiedu Tablet	OTC TCM	Treatment for respiratory tract inflammation.

Shaanxi Jiali Pharmaceuticals	Qingsongling Series Erythromycin Ethylsuccinate Tablets (0.125 g)	OTC Conventional	Treatment for indigestion.

Shaanxi Jiali Pharmaceuticals	Qingsongling Series Yuanhu Pain killer	OTC TCM	Treatment for pain.

Shaanxi Jiali Pharmaceuticals	Qingsongling Series Vitamin C Tablets (50mg)	OTC Conventional	Vitamin

Shaanxi Jiali Pharmaceuticals	Xianzhi Series Kechuanqing Tablet	Prescription	Treatment for bronchitis and asthma.

Shaanxi Jiali Pharmaceuticals	Qingsongling Series Paracetamol,Caffein,Atificial Cow-bezoar and chlorphenamine Maleate Capsules	OTC Conventional	Treatment for common colds.

Table 2

The table below represents our 13 of our medicines that are produced by OEM companies.

Manufacturer	Brand Name &Product	Type: Prescription/ OTC Conventional OTC TCM	Primary Function

OEM: Hubei Kanger Jian Bioengineering Co. Ltd.	Cooer Jin 21 Multivitamin Chewing Tablets	OTC Conventional	Vitamin.

OEM: Hubei Kanger Jian Bioengineering Co. Ltd.	Cooer Lacidophilin Granules	OTC Conventional	Treatment for indigestion and diarrhea.

OEM Partner: Taiji Group Sichuan Nanchong Pharmaceutical Factory	Cooer Xiaochaihu Granules	OTC TCM	Treatment for indigestion.

OEM Partner: Taiji Group Sichuan Nanchong Pharmaceutical Factory	Cooer Xiaoer Expectorant Granules	OTC TCM	Treatment for coughs.

OEM: Taiji Group Sichuan Nanchong Pharmaceutical Factory	Cooer Xiaoer Throat-cleaning Granules	OTC TCM	Treatment for throat pain.

OEM : Taiji Group Sichuan Nanchong Pharmaceutical Factory	Cooer Xiaoer Cough-curing Syrup	OTC TCM	Treatment for coughs.

OEM: Xi’an KeLi Pharmaceuticals Co. Ltd.	Cooer Xiaoer Xishi Granule	OTC TCM	Treatment for indigestion and diarrhea.

OEM: Xi’an KeLi Pharmaceuticals Co. Ltd.	Cooer Xiaoer Kechuanling Granule	OTC TCM	Treatment for respiratory tract infection and coughs.

OEM: Xi’an KeLi Pharmaceuticals Co. Ltd.	Cooer I+1 Suit Cooer Xiaoer Paracetamol,	OTC Conventional	Treatment for fever.

OEM : Fosham City Yichuang Biochemistry Science and Technology Co. Ltd.	Cooer Fever Release Paste	OTC TCM	Treatment for fever

OEM: Jiyuan City, Taiji Medical Supplies Co. Ltd.	Cooer Paste for Pediatric Diarrhea	OTC TCM	Treatment for diarrhea.

OEM Partner: Jiyuan City, Taiji Medical Supplies Co. Ltd.	Cooer Paste for Pediatric Cough & Asthma	OTC TCM	Treatment for asthma and coughs.

OEM: Jiyuan City, Taiji Medical Supplies Co. Ltd.	Cooer Paste for Pediatric Cold	OTC TCM	Treatment for the common cold.

Our Three Brands include:

Cooers Brand Products
The Cooers Brand product line is focused on the pediatric medicine market. The product line includes both prescription and over–the-counter pharmaceutical products, including both conventional and traditional Chinese medicines.  The Cooers product line has 15 products that address numerous ailments including, but not limited, to pain relief, anti-inflammatory, anti-bacteria, infection, digestion, respiratory   tract infections, gangrene, diarrhea and fever, cold and cough remedies and vitamins.

Qingsongling Brand Products
The Qingsongling product line is focused on the adult market. This product line includes both prescription and over –the-counter pharmaceutical products including both conventional and traditional Chinese medicines.  The Qingsongling product line has 8 products for treatment of numerous ailments, including but not limited to, treatments for heart disease and angina, respiratory tract infection, influenza, gangrene, anti-inflammatory pain relief, cold and fever remedies and vitamins.

Zianzhi Brand Product
The Zianzhi product line is focused on the adult medicine market. Xianzhi series includes one product which is prescription medicine (TCM).  The Zianzhi product line has one product for treatment for chronic bronchitis and asthma.

MARKETING AND DISTRUBTION METHODS OF PRODUCTS
Shaanxi Jiali’s high value branded prescription and OTC medicines are distributed through the following distribution channels: Pharmaceutical   Manufacturer (the company) - Exclusive Agents - Pharmacies – Patients.

Shaanxi Jaili currently sells its products thru 15 exclusive territory agents in 7 provinces throughout China. The exclusive territory agents sell the company’s products directly to local pharmacies in their assigned territory. This method of distribution minimizes the company’s need to maintain a large direct sales force.

Exclusive Territory Agents
Shaanxi Jiali has entered into contracts with Exclusive Territory Agents for the sale and distribution of our products to local pharmacies in the agent’s respective exclusive territory.  In 2008, we signed six Exclusive Territory Agent contracts and as of September 30, 2009, we have increased our number of contracts to a total of fifteen. As the company expands into new markets and gains more access to additional capital, we expect to increase the number of contracts with Exclusive Territory Agents. Please see Exhibit 10.2.

Special Marketing Initiatives
Coors Brand Initiative
Shaanxi Jaili intends to further develop the series of products based on the Coors Brand and designed to target the pediratic medicine market. These products will continue be sold through exclusive territory agents who in turn distribute to local pharmacies in their assigned territories.

Regional Expansion Initiative
Shaanxi Jiali intends to further expand its distribution channels by increasing the number of exclusive territory agents. These additional exclusive territory agents will be contracted to distribute Shaanxi Jaili products to local pharmacies in several additional provinces or regions throughout China.

STATUS OF PUBLICLY ANNOUNCED NEW PRODUCTS
We expect that the following products in our development pipeline will generate growth in our revenues in the next few years. We expect to begin mass production for products for which we recently received SFDA approval as soon as possible.

Development Status of Key Products in our pipeline as of September 30, 2009:

Proposed Manufacturer	Name of Brand and Product name	Type: Prescription/ OTC Conventional/ OTC TCM	Primary Function	SFDA Status

Shaanxi Jiali Pharmaceuticals	Cooer Xiaoer Fuxiening Granules	OTC TCM	Treatment for common cold symptoms	Application Submitted to SFDA waiting for approval

Shaanxi Jiali Pharmaceuticals	Cooer Xiaoer Kechuanling Granule	OTC TCM	Treatment for common cold symptoms	Application Submitted to SFDA waiting for approval

Shaanxi Jiali Pharmaceuticals	Cooer Xiaoer Kangganjiedu Granules	OTC TCM	Treatment for common cold symptoms	Application Submitted to SFDA waiting for approval

Shaanxi Jiali Pharmaceuticals	Cooer Xiaoer Digesting Tablet	OTC TCM	Treatment for common cold symptoms	Application Submitted to SFDA waiting for approval

Shaanxi Jiali Pharmaceuticals	Cooer Xiaoer Jianpibuxue Granules	OTC TCM	Treatment for common cold symptoms	Application Submitted to SFDA waiting for approval

INDUSTRY & COMPETITIVE FACTORS

There are certain opportunities for growth through the following growth strategies:

Rapidly growing Chinese pharmaceutical market With approximately one-fifth of the world’s population and a fast-growing gross domestic product, China represents a significant potential market for the pharmaceutical industry. We believe the significant expected growth of the pharmaceutical market in China is due to factors such as robust economic growth and increased pharmaceutical expenditure, aging population and increased lifestyle-related diseases, government support of the pharmaceutical industry, the relatively low research and development and clinical trial costs in China as compared to developed countries, as well as the increased availability of funding for medical insurance and industry consolidation in China.

Currently China has about 3,500 drug companies, falling from more than 5,000 in 2004, according to government figures. The number is expected to drop further. The domestic companies compete in the $10 billion market without a dominant leader. Most often cited adverse factors include a lack of protection of intellectual property rights, a lack of visibility for drug approval procedures, a lack of effective governmental incentives, poor corporate support for drug research and differences in the treatment in China accorded to local and foreign firms. The profile of the pharmaceutical industry in China remains very low. China accounts for 20% of the world’s population but only 1.5% of the global drug market. As of 2008, China is the world's eighth largest drug market.

New Product Development. We will continue to evaluate and develop additional product candidates, both through our in-house research and development department and working with our research and development partners, to expand our pipeline where we perceive an unmet need and commercial potential. We will face the risk that in developing new products we may spend substantial sums of money and the new products developed may not effectively meet the perceived need or may not be successfully commercialized.

Focus on brand development. With intense price competition among many similar or identical products in the industry, we believe that building brand equity is the primary means to generate and sustain profitable growth in the future. The company intends to focus its brand development efforts on building the Cooers brand name with the intent on it becoming a leading pediatric medicine brand in China.

Marketing and Sales Function. We intend to grow our internal marketing and sales function and increase our relationships with other exclusive territory distributors to expand the distribution and presence of our pharmaceutical products. In expanding market share of our products, we intend to take advantage of our large manufacturing scale and reasonable cost control mechanisms, and our strong sales network. In addition, our goal is to establish our products as a preferred choice for children’s medicines in local pharmacies. We hope to add other pharmaceutical products into this channel over the next few years. We may face risks in obtaining adequate quantities of raw materials at reasonable prices in order to meet increased demand for our products that result from any growth. In seeking additional employees, sales representatives, and exclusive territory agents, we will compete with many other established pharmaceutical manufacturers that may have greater resources than we do.

Low cost producer. Our continuing success in optimizing our manufacturing processes and minimizing our production costs provides us with a competitive advantage.

Government sponsored industry consolidation presents opportunities for acquisitions. China’s thousands of domestic companies account for 70 percent of the pharmaceutical market. Anticipating the effects of WTO entry and in an effort to compete with foreign firms, the Chinese government has decided to nurture its own large pharmaceutical companies, by encouraging the consolidation of its government-owned companies. To this end, the Chinese State Economic and Trade Commission (SETC) announced plans to consolidate the industry and support the development of 10 to 15 largest pharmaceutical firms. According to government statistics China currently has about 3,500 drug companies, down from over 5,000 in 2004. The number is expected to drop further. As the industry undergoes further consolidation, China Pediatric will have the opportunity to grow by acquisition.

RAW MATERIALS AND PRINCIPAL SUPPLIERS (API)
The raw materials used to manufacture our products include various medicinal herbs, which we obtain from specified and qualified suppliers with national qualifications. We also enter into trading agreements for the supply of many of the materials used to manufacture and package our products. Shaanxi Jiali has written agreements with substantially all of its suppliers.

The five largest suppliers of Shaanxi Jaili in 2008 are as follows:

	Supplier	%

1	Shaanxi Aokesen Laboratory Co., Ltd	21

2	Baoji Weixin Tangye Wholesale Shop	16

3	Baoji Meixian lvyuan Chinese Herbal Medicine Planting and R&D Co., Ltd	13

4	Baoji Chencang Qu JieLi Carton Factory	11

5	Shaanxi Daxin Suye Co.Ltd	10

Shaanxi Aokesen Laboratory Co., Ltd.
Shaanxi Jiali’s largest supplier of bulk chemicals used in the production of conventional over-the-counter pharmaceuticals is Shaanxi Aokesen Laboratory Co, Ltd. In 2008, Shaanxi Jiali purchased raw materials, for the production of our conventional medicines, including gypsum and Erythromycin Ethylsuccinate powder, from this supplier equivalent to 21% of Shaanxi Jaili’s raw materials.

Baoji Weixin Tangye Wholesale Shop
Shaanxi Jiali’s second largest supplier of bulk chemicals used in the production of over-the-counter TCM pharmaceuticals is Baoji Weixin Tangye Wholesale Shop. In 2008, Shaanxi Jiali purchased raw supporting materials including, cane sugar and Amylin, from this supplier equivalent to 16% of Shaanxi Jaili’s raw materials.

Baoji Meixian Lvyuan Chinese Herbal Medicine Planting and R&D Co., Ltd.
Shaanxi Jiali’s third largest supplier of bulk chemicals used in the production of over-the-counter TCM pharmaceuticals is Baoji Meixian lvyuan Chinese Herbal Medicine Planting and R&D Co., Ltd. In 2008, Shaanxi Jiali purchased raw materials for our TCMs including, Radix Isatidis and Fomes Japonica, from this supplier equivalent to 13% of Shaanxi Jaili’s raw materials.

Baoji Chencang Qu JieLi Carton Factory
Shaanxi Jiali’s largest supplier of packaging material and our fourth largest overall supplier over is Baoji Chencang Qu JieLi Carton Factory. In 2008, Shaanxi Jiali purchased packaging material, including instructions and boxes, from this supplier equivalent to 11% of Shaanxi Jaili’s overall supply of raw and packaging materials.

Shaanxi Daxin Suye Co. Ltd.
Shaanxi Jiali’s fourth largest supplier of bulk chemicals and firth largest overal supplier is Shaanxi Daxin Suye Co.Ltd. In 2008, Shaanxi Jiali purchased raw materials including, Polyvinyl Chloride (PVC) and Press Through Package (PTP), from this supplier equivalent to 10% of Shaanxi Jaili’s raw materials.

OUR INTELLECTUAL PROPERTY

We regard our service marks, trademarks, trade secrets, patents and similar intellectual property as critical factors to our success. We rely on patent, trademark and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights.

Pursuant to the PRC TCM Protection Regulation, certain ready- made TCM products which have received SFDA approval have automatic protected intellectual property rights. For the Protection of the TCM in China, there is an administrative protection period for 8 years.  There is transformation of protection to TCM from administrative protection to legal protection to TCM which will cover all dosage type of this certain medicine approved which is patent protection period of 20 years. Our patents listed in below have a protection period of 20 years to 2025. Once this protection period has expired, a company may apply for patent protection.

To a large extent, we rely on such protection regulation to protect our intellectual property rights with respect to such products.

Our Patents
Two types of medicine-related patents exist in PRC: the medicine production technique patent and medicine invention formula patent. In PRC, illegal infringements of production technique patents are widespread. A tiny modification to a filed medicine production technique might be construed as a new one and argued as not violating the patent laws.  Invention formula patents are as easily imitated as production technique patents. However, since only one SFDA production certificate can be issued on new branded medicine based on the major pharmaceutical ingredients used, a minor modification to the formula would not warrant a new SFDA production certificate. This means that, even if another manufacturer gets to know a patented formula, it won’t be able to produce it, in PRC, without the proper SFDA production certificate.

Shaanxi Jiali currently holds two patents: ZL03 1 08011.1 for the treatment of chronic bronchitis and ZL 03 1 08012.X and for the treatment of dermatosis

Product Description	Patent No.	Public date

A Chinese Traditional Medicine for the treatment of chronic bronchitis disease and the pharmacy	ZL03 1 08011.1	Sept. 14, 2005

A Chinese Traditional Medicine for the treatment of dermatosis and gynecology disease and the pharmacy	ZL 03 1 08012.X	Sept. 14, 2005

Our Trademarks
Shaanxi Jiali currently holds nine registered tradenames for the following medicine names: Image, Sanseqi, Cooer, Tailaishi, Qingsongling, Beishiting, Zhiben, Xianzhi, Chugan, Yunlaitongjingbao and has filed trademark applications, the approvals of which are pending, for 3 other medicine names or general trademarks.

Brand Name	Certificate No.	Type of Products	Validity Period
Sanseqi	1795539	5	2002/6/28 to 2012/06/27
Cooer	3180187	5	2003/11/21to 2013/ 11/ 20
Tailaishi	3180186	5	2003/11/21 to 2013/11/20
Qingsongling	3180188	5	2003/11/21 to 2013/11/20
Beishiting	3241933	5	2004/01/07 to 2014/ 01/06
Zhiben	3389585	5	2004/07/21 to 2014/07/20
Xianzhi	3898392	5	2006/06/28 to 2016/06/27
Chugan	4203833	5	2009/02/28 to 2019/02/27
Yunlaitongjingbao	4506025	5	2008/07/07 to 2018/07/06

RESEARCH AND DEVELOPMENT ACTIVITIES DURING THE PRIOR TWO FISCAL YEARS

Research and Development
We develop new products in-house as well as through an arrangement with the Shaanxi Research Institution of Chinese Traditional Medicines, in Xi’an. During 2008, we applied for approvals f drug production for five new drug batches. We expect to continue to develop additional new drugs under this method. During the last two fiscal years, Shaanxi Jiali spent 1.0 million US dollars exclusively on research and development (“R&D”).

Shaanxi Jiali’s in-house Research & Development department coordinates and supervises the contract based outsourced R&D processes. Shaanxi Jiali’s Research & Development had a staff of five during the years 2008 and 2009.

Shaanxi Jiali entered into a Medicine Research and Development Agreement with the Shaanxi Research Institute of Chinese Traditional Medicines on December 10, 2007.  Under the terms of the Medicine Research and Development Agreement the Shaanxi Research Institute of Chinese Traditional Medicines was contracted for the research and development and for the application of productional approval of five new “pediatric cold treatment medicines”: Cooer

Xiaoer Fuxiening Granules; Cooer Xiaoer Kechuanling Granule; Cooer Xiaoer Kangganjiedu Granules; Cooer Xiaoer Digesting Table , and Cooer  Xiaoer Jianpibuxue Granules. Under the terms of the research and development agreement Shaanxi Jiali is committed to paying the    Shaanxi Research Institute of Chinese Traditional Medicines $293,000 for each of the five new products contracted for development. Under the terms of the research and development agreement Shaanxi Jiali owns the Intellectual Property rights for the five new pharmaceutical products developed by the Shaanxi Research Institute of Chinese Traditional Medicines. Please see Exhibit 10.3 Medicine Research and Development Agreement.

COMPLIANCE WITH ENVIRONMENTAL LAW
We comply with the Environmental Protection Law of PRC as well as applicable local regulations. In addition to statutory and regulatory compliance, we actively ensure the environmental sustainability of our operations. Penalties would be levied upon us if we fail to adhere to and maintain certain standards. Such failure has not occurred in the past, and we generally do not anticipate that it will occur in the future, but no assurance can be given in this regard.

EMPLOYEES
We have approximately 141 full-time employees. Our employee breakdown includes twenty-one in management and administration, fifty-nine in sales, marketing and distribution, fifty-six in production and quality control, and five in research and development. Our employees are not unionised nor represented by a labor group for purposes of collective bargaining. We have good employee relations with little turnover in staff.

RISK FACTORS
You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

●
WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

●	WE CANNOT ASSURE YOU THAT OUR ORGANIC GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow organically through increasing the distribution and sales of our products by penetrating existing markets in PRC and entering new geographic markets in PRC. However, many obstacles to entering such new markets exist, including, but not limited to, trade and tariff barriers, shipping and delivery costs, costs associated with marketing efforts. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

●	WE CANNOT ASSURE YOU THAT OUR ACQUISITION GROWTH STRATEGY WILL BE SUCCESSFUL RESULTING IN OUR FAILURE TO MEET GROWTH AND REVENUE EXPECTATIONS.

In addition to our organic growth strategy, we also expect to grow through strategic acquisitions. We intend to pursue opportunities to acquire businesses in PRC that are complementary or related in product lines and business structure to us. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business. Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership. Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates. In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings. At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. In addition to the above, acquisitions in PRC, including of state owned businesses, will be required to comply with laws of the People's Republic of China ("PRC"), to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required. If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

●	IF WE ARE NOT ABLE TO IMPLEMENT OUR STRATEGIES IN ACHIEVING OUR BUSINESS OBJECTIVES, OUR BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE MAY BE ADVERSELY AFFECTED.

Our business plan is based on circumstances currently prevailing and the bases and assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

●	IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake plant expansion, purchase additional machinery and purchase equipment for our operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us after this Offering.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our investments in research and development; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.
Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

●
SHAANXI JIAL IS CURRENTLY ENTITLED TO A BENEFICIAL TAX EXEMPTION FOR A FIVE YEAR PERIOD; HOWEVER, SUCH TAX EXEMPTION MAY BE INTERPRETED TO BE NOT IN COMPLIANCE WITH PRC TAX LAWS IN THE FUTURE CAUSING US TO SET ASIDE CERTAIN CONTINGENCY FUNDS FOR DEALING WITH POTENTIAL RETROSPECTIVE TAX LIABILITIES.

Shaanxi Jiali is entitled to enjoy the “Two exemption Three half” tax holiday based on the local government’s policy to encourage outside investment into the locality. According to PRC tax laws, “Two exemption Three half” policy means foreign investment enterprises including Shaanxi Jiali  may enjoy an exemption from corporate income tax for 2 years starting from its first profitable year, followed by 3 years at a rate that is one half of the regular rate for corporate income tax.

As to the tax treatment promised by local governments to purely domestic enterprises, i.e., Shaanxi Jiali, invested by non-local (but not foreign) investors under the so called preferential policy announced by local governments, our consultation with PRC certified public accountants and lawyers, is that the above policy is not compliant with the PRC laws. Even though such practice exists in many areas across the country, the policy faces the risk of being ruled illegal at any time for non-compliance with relevant laws. In this event, there is a risk that we might be assessed retrospective tax liabilities.

●
WE MAY HAVE DIFFICULTY DEFENDING OUR INTELLECTUAL PROPERTY RIGHTS FROM INFRINGEMENT RESULTING IN LAWSUITS REQUIRING US TO DEVOTE FINANCIAL AND MANAGEMENT RESOURCES THAT WOULD HAVE A NEGATIVE IMPACT ON OUR OPERATING RESULTS.

We regard our service marks, trademarks, trade secrets, patents and similar intellectual property as critical to our success. We rely on trademark, patent and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights. We have received trademark and patent protection for certain of our products in the People's Republic of China. No assurance can be given that our patents and licenses will not be challenged, invalidated, infringed or circumvented, or that our intellectual property rights will provide competitive advantages to us. There can be no assurance that we will be able to obtain a license from a third-party technology that we may need to conduct our business or that such technology can be licensed at a reasonable cost.

Presently, we sell our products mainly in PRC. To date, no trademark or patent filings have been made other than in PRC. To the extent that we market our products in other countries, we may have to take additional action to protect our intellectual property. The measures we take to protect our proprietary rights may be inadequate and we cannot give you any assurance that our competitors will not independently develop formulations and processes that are substantially equivalent or superior to our own or copy our products.

Currently, the SFDA does not automatically stay drug registration approval upon initiation of an infringement lawsuit by a third party. At present, we must wait until a copycat manufacturer has received marketing approval from SFDA before we can bring an infringement lawsuit. Furthermore, Chinese courts have been hesitant to issue preliminary injunctions to suspend sales until a final judgment is issued in the lawsuit. Our sales could be lowered were a competitor to infringe our intellectual property rights by marketing one or more versions of SFDA-approved drugs proprietary to us, such as the Qiweiben capsule, until we can curtail such infringement through legal action. Pursuing infringement lawsuits would require us to devote financial and management resources that could impact the results of our operations.

●	WE DEPEND ON THE SUPPLY OF RAW MATERIALS, AND ANY ADVERSE CHANGES IN SUCH INTENSE COMPETITION FROM EXISTING AND NEW ENTITIES MAY ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Our markets are large with many competitors. The market for pharmaceutical raw materials manufacturing is particularly competitive. In this market, our competitors include a number of contract manufacturers and, from time to time, demand for particular products may be greatly exceeded by production capacity. Many of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than us. Some of our competitors may have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We intend to create greater brand awareness for our brand name so that we can successfully compete with our competitors. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

●	OUR PRODUCTS AND THE PROCESSES COULD EXPOSE US TO SUBSTANTIAL PRODUCT LIABILITY CLAIMS WHICH WILL NEGATIVELY IMPACT OUR PROFITABILITY.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that have received regulatory approval for commercial sale. To date, we have not experienced any product liability claims. However, that does not mean that we will not have any such claims with respect to our products in the future which will negatively impact our profitability.

●	WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers, Jun Xia, our Chairman and Chief Executive Officer and Winggang Xiao, our Chief Financial Officer. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man life insurance on the lives of these individuals.

●	WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We did not declare any dividends for the year ended December 31, 2008 and have not declared any dividends to date in 2009. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

●	MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.

Mr. Xia, our Chief Executive Officer, through his common stock ownership, currently has voting power equal to approximately 22.8% of our voting securities. As a result, management through such stock ownership exercises significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

●	WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

●
WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SECURITIES AND EXCHANGE COMMISSION RESULTING IN A POSSIBLE DECLINE IN THE PRICE OF OUR COMMON STOCK AND OUR INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

●	WE MAY HAVE DIFFICULTY RAISING NECESSARY CAPITAL TO FUND OPERATIONS AS A RESULT OF MARKET PRICE VOLATILITY FOR OUR SHARES OF COMMON STOCK.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

Risks Relating to the People's Republic of China

●	THE SALES PRICES OF SOME MEDICINES ARE CURRENTLY CONTROLLED BY THE CHINESE GOVERNMENT AND THAT MAY ADVERSELY AFFECT OUR BUSINESS.

Prices paid by end consumers for many of our medicines are regulated by PRC's State Development and Reform Commission. PRC justifies its need to control the drug prices on the basis that, at present, only workers at state or private companies have health insurance. About 900 million rural Chinese people and 35 million urban unemployed Chinese people lack insurance coverage and cannot afford expensive drugs. Our future profitability might suffer if a significant portion of our revenues were to be derived from products whose final selling prices were state-controlled and if those prices were held at levels close to or below our cost of sales.

●	SALES OF OUR PRODUCTS COULD BE HARMED BY THE WIDESPREAD PRESENCE OF COUNTERFEIT MEDICATION IN PRC NEGATIVELY IMPACTING OUR PROFITABILITY.

Chinese counterfeiting of pharmaceuticals and other products affecting public health has grown in tandem with counterfeiting and piracy of goods such as brand-name clothing, compact discs and computer software. Exact data are impossible to collect, but the FBI believes that more than half of the pharmaceuticals sold in PRC are counterfeit. Examples of the seriousness of the problem include: six months after Viagra was introduced in 2002, state media reported that some 90 percent of little blue pills sold in Shanghai were counterfeit; and 192,000 Chinese patients were reported to have died in 2001 from fake drugs. Counterfeit products shrink markets for legitimate goods. This situation affects Shaanxi, Jiali and other major domestic and foreign drug manufacturers in PRC, especially for products marketed through the OTC rather than hospital channel. However, we believe the Chinese authorities are becoming increasingly vigilant against counterfeiting.

●	THERE COULD BE CHANGES IN GOVERNMENT REGULATIONS TOWARDS THE PHARMACEUTICAL AND HEALTH SUPPLEMENT INDUSTRIES THAT MAY ADVERSELY AFFECT OUR GROWTH AND PROFITABILITY.

The manufacture and sale of APIs in the PRC is heavily regulated by many state, provincial and local authorities. These regulations have significantly increased the difficulty and costs involved in obtaining and maintaining regulatory approvals for marketing new and existing products. Our future growth and profitability depend to a large extent on our ability to obtain regulatory approvals.

The SFDA of PRC recently implemented new guidelines for licensing of APIs. All existing manufacturers with licenses were required to apply for GMP certifications and to receive approvals.  However, should we fail to receive or maintain the GMP certifications under the new guidelines in the future; our businesses would be materially and adversely affected.

Moreover, the laws and regulations regarding acquisitions of the pharmaceutical industry in the PRC may also change and may significantly impact our ability to grow through acquisitions.

●	CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

●	THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

●
RECENT PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC RESIDENT SHAREHOLDERS TO PERSONAL LIABILITY AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES, LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006. Our current beneficial owners who are PRC residents have registered with the local SAFE branch as required under the SAFE notice. The failure of these beneficial owners to timely amend their SAFE registrations pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to our company or otherwise adversely affect our business.

Other Risks

●	CURRENCY CONVERSION AND EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi (“RMB”) into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. As our operations are primarily in PRC, any significant revaluation or devaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. We may not be able to hedge effectively against in any such case. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition. China Pediatric’s operating companies are FIEs to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

●	IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in PRC and a majority of our directors and all of our officers reside in PRC, service of process on our company and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

●
ANY FUTURE OUTBREAK OF AVIAN INFLUENZA, OR THE ASIAN BIRD FLU, OR ANY OTHER EPIDEMIC IN PRC COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS OPERATIONS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Since mid-December 2003, a number of Asian countries have reported outbreaks of highly pathogenic avian influenza in chickens and ducks. Since all of our operations are in PRC, an outbreak of the Asian Bird Flu in PRC in the future may disrupt our business operations and have a material adverse effect on our financial condition and results of operations. For example, a new outbreak of Asian Bird Flu, or any other epidemic, may reduce the level of economic activity in affected areas, which may lead to a reduction in our revenue if our clients cancel existing contracts or defer future expenditures. In addition, health or other government regulations may require temporary closure of our offices, or the offices of our customers or partners, which will severely disrupt our business operations and have a material adverse effect on our financial condition and results of operations.

●	OUR BUSINESS MAY BE AFFECTED BY UNEXPECTED CHANGES IN REGULATORY REQUIREMENTS IN THE JURISDICTIONS IN WHICH WE OPERATE.

We are subject to many general regulations governing business entities and their behavior in PRC and in other jurisdictions in which we have, or plan to have, operations and market our products. In particular, we are subject to laws and regulations covering food, dietary supplements and APIs. Such regulations typically deal with licensing, approvals and permits. Any change in product licensing may make our products more or less available on the market. Such changes may have a positive or negative impact on the sale of our products and may directly impact the associated costs in compliance and our operational and financial viability. Such regulatory environment also covers any existing or potential trade barriers in the form of import tariff and taxes that may make it difficult for us to import our products to certain countries and regions, such as Hong Kong, which would limit our international expansion.

●	SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION IS SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our assets are predominantly located inside PRC. Under the laws governing foreign invested enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency's approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

Risks Associated with Our Shares of Common Stock

●
OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

●	WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

●
SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK.

A substantial majority of our outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company's outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board). There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years or more and such owner has not been an affiliate for the 90 day period prior to sale. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

●	THERE CAN BE NO ASSURANCE THAT THE PRICE OF OUR SHARES OF COMMON STOCK WILL MEET OR EXCEED THE EXERCISE PRICE OF THE WARRANTS DURING THE EXERCISE PERIOD OR AT ANY TIME THEREAFTER.

Unless the price of our shares of Common Stock equals or exceeds the exercise price of the Warrants at the time of such exercise, an Investor may not be able to exercise his Warrants profitably. There can be no assurance that the price of our shares of Common Stock will meet or exceed the exercise price of the Warrants during the exercise period or at any time thereafter. Accordingly, should an Investor choose to exercise the Warrants, the value of our shares of Common Stock purchased upon such exercise may be less than the Warrant exercise price the Investor pays. The Warrant may be worthless and expire unexercised if the price of our shares of Common Stock does not exceed the Warrant exercise price. Please see “Description of Securities - Warrants” for additional information as to the terms of the Warrants.

●	MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL AND INVESTORS WILL HAVE CONTROL OVER COMPANY ACTIONS.

As a practical matter, our officers and directors will have control of us and will be able to assert significant influence over the election of directors and other matters presented for a vote of stockholders. Even after the Offering is complete, a majority of our shares of Common Stock will be owned by Mr. Xia. Through his concentration of voting power, he could delay, deter or prevent a change in our control or other business combinations that might otherwise be beneficial to the other stockholders. In deciding how to vote on such matters, Mr. Xia may be influenced by interests that conflict with other stockholders’ interests. Investors will not have a voice in management decisions and will exercise very little control. In the event that the requisite approval of stockholders is obtained, dissenting or non-participating stockholders generally would be bound by such vote.

●	INVESTORS MAY EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE PER SHARE OF OUR COMMON STOCK IF THEY ELECT TO EXERCISE THE WARRANTS.

Investors may experience immediate and substantial dilution in net tangible book value per share of our common stock if they elect to exercise the Warrants. The exercise price of the Warrants may be substantially higher than the net tangible book value per share. Accordingly, if Investors exercise the Warrants, they will likely experience immediate and substantial dilution in the net tangible book value per share and further dilution if we issue shares of our common stock in the future. As a result of this dilution, in the event of our subsequent liquidation, Investors exercising their Warrants may receive significantly less than the full exercise price that they paid for the shares of our Common Stock.

●	INVESTORS MAY EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE PER SHARE OF OUR COMMON STOCK IN THE EVENT WE ISSUE SHARES OF OUR COMMON STOCK IN THE FUTURE.

There are additional authorized but unissued shares of our Common Stock that may be later issued by our management for any purpose without the consent or vote of the stockholders. Investors purchasing in this Offering may be further diluted in their percentage ownership on an as-converted basis in the event additional shares are issued by us in the future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. All forward-looking statements included in this document are based on information available to the management on the date hereof. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS AS OF SEPTEMBER 30, 2009 AND 2008 AND FOR THE NINE MONTHS THEN ENDED

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2009, we had cash and cash equivalents of approximately $2.8 million. We believe our existing cash and cash equivalents will be sufficient to maintain our operations at present level for at least the next twelve months. We plan to review acquisition opportunities as a strategy for further growth.

Net cash generated in operating activities for the nine months ended September 30, 2009 was $1,565,534.  This was primarily due to the net income of $2,583,391, adjusted by non-cash related income including reversal of allowance for doubtful accounts of $63,767 and non-cash related expenses including depreciation and amortization of $330,824 and allowance for doubtful accounts of $108,180 offset by a net decrease in working capital items of $1,393,094. The net decrease in working capital items was mainly due to increase in accounts receivable which resulted from the significant increase in revenues during the nine months ended September 30, 2009 and the longer credit term provided to customers as part of sales promotion, increase in prepayments to suppliers, and increase in inventories to prepare for the ongoing sales promotion, decrease in accounts payable, decrease in VAT and income tax payable. The net decrease in working capital items was partially offset by the increase in accrued expenses.

Net cash generated in operating activities for the nine months ended September 30, 2008, was $753,149. This was primarily due to the net income of $1,437,256, adjusted by non-cash related expenses including depreciation and amortization of $327,324, offset by a net decrease in working capital items of $1,011,431. The net decrease in working capital items was mainly due to increase in inventory, increase in prepayments to suppliers, a decrease in accrued expenses and decrease in VAT tax payable. The net decrease in working capital items was partially offset by increase in accounts receivable and the increase in accounts payable and income tax payable.

There was no cash used in investing activities for the nine months ended September 30, 2009. Net cash used in investing activities for the nine months ended September 30, 2008 was $10,365. This was due to addition of properties, plant and equipment of $10,365.

Net cash generated in financing activities for the nine months ended September 30, 2009 was $438,539. This was due to the inception of new bank loans of $438,526 and subscription received of $13. There was no cash used in financing activities for the nine months ended September 30, 2008.

COMPARISON OF RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009, TO THE NINE MONTHS ENDED SEPTEMBER 30, 2008

NET SALES

	Nine Months Ended September 30,				% of
	2009		2008		change
"Xianzhi" Series	$1,460,527	13%	$1,682,968	16%	(13)%
"Cooer" Series	7,923,754	70%	6,084,574	60%	30%
"Qingsongling" Series	1,938,862	17%	2,471,047	24%	(22)%
Total net sales	$11,323,143	100%	$10,238,589	100%	11%

Total net sales for the nine months ended September 30, 2009 increased by $1,084,554 or approximately 11% compared to the same period of 2008.  This was mainly due to increases in sales of "Cooer" Series by 30% in 2009, as a result of the intensive promotion in 2008.

COST OF SALES

	Nine Months Ended September 30,				% of
	2009		2008		change
"Xianzhi" Series	$345,422	8%	$277,691	9%	24%
"Cooer" Series	3,005,207	69%	1,993,840	60%	51%
"Qingsongling" Series	1,025,912	23%	1,027,448	31%	(1)%
Total cost of sales	$4,376,541	100%	$3,298,979	100%	33%

Compared to last period, cost of sales increased $1,077,562 or 33% in the nine months ended September 30, 2009.  This was primarily resulting from the increase in product net sales.  The increase in average unit costs was mainly caused by the general increase in costs of raw material in China in the year 2009.

GROSS PROFIT

	Nine Months Ended September 30,
	2009		2008
		gross profit		gross profit	% of
		margin		margin	change
"Xianzhi" Series	$1,115,105	76%	$1,405,277	84%	(21)%
"Cooer" Series	4,918,547	62%	4,090,734	67%	20%
"Qingsongling" Series	912,950	47%	1,443,599	58%	(37)%
Total	$6,946,602	61%	$6,939,610	68%	0%

GP slightly increased compared with the same period in 2008 due to the promotion of Cooer series was successful.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Nine Months Ended September 30,
	2009		2008
		% of total		% of total	% of
		net sales		net sales	change
Selling, general and administrative expenses	$3,930,219	35%	$5,253,803	51%	(24)%

In 2009, decreases in selling, general and administrative expenses in absolute dollars of $1,323,584 and as a percentage of total net sales also decreased were mainly due to the decrease in promotional and advertising expenditures of around $1.6 million.  Other items contributed to the decrease in selling, general and administrative expenses for the nine months ended 2009 included decrease in operating expenses like office supply, telecommunication expenses.  Under this circumstance, the selling, general and administrative expenses were decreased 50%.

PROVISION FOR INCOME TAXES

	Nine Months Ended September 30,
	2009	2008
Provision for income taxes	$422,716	$276,477
Effective tax rate	15%	15%

The amount of Enterprise Income Tax payable is computed on the basis of the taxable income and by applying the tax rate of 25%. The Company enjoyed a reduced rate of 15% from the Enterprises Income Tax in 2008 and 2009 because the Company is "High Technology Business" under PRC Income Tax Laws.

In 2008, the income tax calculation was based on the Company's unaudited profit. But, the audited profit before tax was lower than the amount of tax charged based on unaudited figures so that the amount of tax overcharged was deducted to offset part of the 2009's income tax. However, the selling and administrative expenses for the nine month end 30 September, 2009 was decreased by approximately $1.3 million, therefore the assessable income was increased significantly.

NET INCOME

As a result of the above, in the nine months ended September 30, 2009, the net income was $2,583,392 compared to a net income of $1,437,256 for the nine months ended September 30, 2008.

CRITICAL ACCOUNTING POLICIES

We believe the following critical accounting policies, among others, affect management's more significant judgments and estimates used in the preparation of the financial statements:

Revenue Recognition
The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104, "Revenue Recognition." Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Allowance for Doubtful Accounts
The Company maintains reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis.

The following table sets out the aging of our accounts receivable for each balance sheet periods presented.

Accounts Receivable Aging	Total	1-30 days	31-60 days	61-90 days	91-180 days	181-365 days	> 365 days
As of September 30, 2009	$3,908,552	$616,661	$1,658,190	$586,624	$464,196	$402,208	$180,673
As of September 30, 2008	$2,404,947	$-	$399,063	$125,464	$1,477,920	$389,305	$13,195
As of December 31, 2008	$3,286,863	$1,792,090	$1,308,980	$132,918	$-	$-	$52,875

The following presents the days sales outstanding calculated based on sales and accounts receivables in RMB term for each income statement periods presented.

	Nine Months Ended September 30,		Year Ended December 31,
	2009	2008	2008	2007
Days sales outstanding	93	63	79	72

Inventory
Management compares the cost of inventories with the market value.  We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions.

Property, plant and Equipment
Property, plant and equipment are stated at historical cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to earnings as incurred, additions, renewals and betterments are capitalised. When property and equipment are retired or otherwise disposal of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss in included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Judgment is required to determine the estimated useful lives of assets, especially for plant and equipment and transportation equipment, including determining how long existing equipment can function and when new technologies will be introduced at cost-effective price points to replace existing equipment. Changes in these estimates and assumptions could materially impact the financial position and results of operations.

Accounting for Stock-Based Compensation
The account for stock-based compensation based on the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", as amended by the Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." Accounting Principles Board Opinion No. 25 and Financial Accounting Standards Board Interpretation No. 44 state that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the company’s common stock on the grant date. We adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" which requires compensation expense to be disclosed based on the fair value of the options granted at the date of the grant.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the first quarter of fiscal 2006.

We did not issue any stock options to employees during the year ended December 31, 2007, therefore pro forma disclosures are not required.

Accounting for Defined Benefit Pensions and Other Postretirement Plans

In September 2006, FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS No. 158”). SFAS No. 158 improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.  However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

a.	A brief description of the provisions of this Statement
b.	The date that adoption is required
c.	The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.

The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

Valuation of Intangibles
From time to time, we acquire intangible assets that are beneficial to our product development processes. Management periodically evaluates the carrying value of intangibles, including the related amortization periods. In evaluating acquired intangible assets, management determines whether there has been impairment by comparing the anticipated undiscounted cash flows from the operation and eventual disposition of the product line with its carrying value. If the undiscounted cash flows are less than the carrying value, the amount of the impairment, if any, will be determined by comparing the carrying value of each intangible asset with its fair value. Fair value is generally based on either a discounted cash flows analysis or market analysis. Future operating income is based on various assumptions, including regulatory approvals, patents being granted, and the type and nature of competing products. If regulatory approvals or patents are not obtained or are substantially delayed, or other competing technologies are developed and obtain general market acceptance or market conditions otherwise change, our intangibles may have a substantially reduced value, which could be material.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, “Determination of the Useful Life of Intangible Assets,” which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets.”  This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is prohibited. The adoption of this new FSP did not have a material impact on the Company’s financial position, results of operations or cash flows.

The Fair Value Option for Financial Assets and Financial Liabilities
In February, 2007, FASB issued SFAS 159, ‘The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.”  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

Income Taxes
The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), "Accounting for uncertainty in Income Taxes." FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, "Accounting for Contingencies."  FIN 48 is effective for fiscal years beginning after December 15, 2006. As a result of implementing FIN 48, there have been no adjustments to the Company's financial statements.

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax ("EIT") through December 31, 2007 is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.  As of January 1, 2008, the EIT is at a statutory rate of 25%.  The Company is a high technology business and under PRC Income Tax Laws, it is entitled to a two-year tax exemption for 2006 through 2007.  Starting from January 1, 2008, the EIT is at a reduced rate of 15% to the Company.

Foreign Currency
Our functional currency is the U.S. dollar and our subsidiary and our operating company in China use their respective local currencies as their functional currencies, i.e. the Chinese Yuan Renminbi (CNY). An entity's functional currency is the currency of the primary economic environment in which the entity operates. Management must use judgment in determining an entity's functional currency, assessing economic factors including cash flow, sales price, sales market, expense, financing and inter-company transactions and arrangements. Impact from exchange rate changes related to transactions denominated in currencies other than the functional currency is recorded as a gain and loss in the statements of operations, while impact from exchange rate changes related to translating a foreign entity's financial statements from the functional currency to its reporting currency, the U.S. dollar, is disclosed and accumulated in a separate component under the equity section of the balance sheets. Different judgments or assumptions resulting in a change of functional currency may materially impact our financial position and results of operations.

STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of September 30, 2009 and September 30, 2008, the Company had allocated $880,133 and $605,622, respectively, to these non-distributable reserve funds.

CONTRACTUAL OBLIGATIONS

There was no contractual obligations as of September 30, 2009.

INFLATION

Inflation in recent years have affected the business results of the Company.  First of all, on the global economic expansion, supply has been restricted and coupled with the fact that USA has adopted a relaxed currency policy etc., these increase inflation risks.  Secondly, GNP increases in China also elevates consumption ability and production cost, prices increase as a natural tendency. Finally, as a result of the macro economic trend, prices increase, the Company’s procurement prices are also affected resulting in increase in cost of sales.

The Company operates in China and as such, the Company’s business activities, financial position and operational results will be affected by PRC politics, economic and legal environments and also affected by the overall economic situation of China.  The business of the Company may be affected by the relevant laws, regulations, anti-inflation measures, currency conversion and overseas remittance and exchange rates issues etc that are related to China politics.

OFF-BALANCE SHEET COMMITMENTS AND ARRANGEMENTS

We do not have any financial undertaking or any other guarantee responsible for third party obligations and commitments.  We have not entered into any derivative products contracts having the Company’s equity linked or that have not been reflected in the consolidated Pro Forma financial statements.  Furthermore, in passing our assets to those providing credits, clearing or providing market risks support Bodies, we have not reserved any rights or undefined rights on the assets passing.  The Company does not have any benefits from Bodies providing finance, clearing or market risks or credit support or with Bodies we engage in leasing, hedging or research and development services.

Effective on October 9, 2009, the Company changed its name from Lid Hair Studios International Inc. to China Pediatric Pharmaceuticals, Inc.  The name change was effected through a parent/subsidiary merger of our wholly-owned subsidiary, China Pediatric Pharmaceuticals, Inc., with and into the Company, with the Company as the surviving corporation.  To effectuate the merger, the Company filed its Articles of Merger with the Nevada Secretary of State and the merger became effective on October 9, 2009. A copy of the filed Articles of Merger is being filed herewith.

The Company’s board of directors approved the merger which resulted in the name change on October 9, 2009.  In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required.  On the effective date of the merger, the Company’s name was changed to “China Pediatric Pharmaceuticals, Inc.” and the Company’s Articles of Incorporation were amended to reflect this name change. Following the Combination, the combined Company will continue to be traded on the OTCBB, under the symbol “LHSI”, however we will request a new symbol closer in form to China Pediatric Pharmaceuticals, Inc. Please see Exhibit 3.3.

Effective on October 14, 2009, the company filed an Amendment to our Articles of Incorporation to provide for a seven old common shares for two new common shares reverse share split.

Effective on October 14, 2009, the company changed our year ending from May 31 to December 31.

PLAN OF OPERATIONS

Our operations are headquartered in Xi’an, Shaanxi Province, China. We are a profitable, mid-sized Chinese pharmaceutical company that identifies, discovers, develops manufactures and distributes both prescription and over-the counter, including both conventional   and Traditional Chinese Medicines (“TCMs”), for the treatment of some of the most common ailments and diseases, with pediatric medicine as its focus.

We currently have one operating company: Shaanxi Jiali identifies, discovers, develops manufactures and distributes both prescription and over-the counter, including both conventional   and Traditional Chinese Medicines (“TCMs”), for the treatment of some of the most common ailments and diseases, with pediatric medicine as its focus. We distribute our high value, branded medicines, both prescription and OTC, through exclusive territory agents who sell our products directly to local pharmacies who in turn sell them to their retail customers.

We currently have 26 products that are manufactured by both our in-house production facility and through OEM companies.

Shaanxi Jaili intends to further develop the series of products based on the Coors Brand and designed to target the pediatric medicine market. These products will continue be sold through exclusive territory agents who in turn distribute to local pharmacies in their assigned territories. Shaanxi Jiali intends to further expand its distribution channels by increasing the number of exclusive territory agents. These additional exclusive territory agents will be contracted to distribute Shaanxi Jaili products to local pharmacies in several additional provinces or regions throughout China.

We will continue to evaluate and develop additional product candidates, both through our in-house research and development department and working with our research and development partners, to expand our pipeline where we perceive an unmet need and commercial potential. We will face the risk that in developing new products we may spend substantial sums of money and the new products developed may not effectively meet the perceived need or may not be successfully commercialized.

With intense price competition among many similar or identical products in the industry, we believe that building brand equity is the primary means to generate and sustain profitable growth in the future. The company intends to focus its brand development efforts on building the Cooers brand name with the intent on it becoming a leading pediatric medicine brand in China.

We intend to grow our internal marketing and sales function and increase our relationships with other exclusive territory distributors to expand the distribution and presence of our pharmaceutical products. In expanding market share of our products, we intend to take advantage of our large manufacturing scale and reasonable cost control mechanisms, and our strong sales network. In addition, our goal is to establish our products as a preferred choice for children’s medicines in local pharmacies. We hope to add other pharmaceutical products into this channel over the next few years. We may face risks in obtaining adequate quantities of raw materials at reasonable prices in order to meet increased demand for our products that result from any growth. In seeking additional employees, sales representatives, and exclusive territory agents, we will compete with many other established pharmaceutical manufacturers that may have greater resources than we do.

Our continuing success in optimizing our manufacturing processes and minimizing our production costs provides us with a competitive advantage.

China’s thousands of domestic companies account for 70 percent of the pharmaceutical market. Anticipating the effects of WTO entry and in an effort to compete with foreign firms, the Chinese government has decided to nurture its own large pharmaceutical companies, by encouraging the consolidation of its government-owned companies. To this end, the Chinese State Economic and Trade Commission (SETC) announced plans to consolidate the industry and support the development of 10 to 15 largest pharmaceutical firms. According to government statistics China currently has about 3,500 drug companies, down from over 5,000 in 2004. The number is expected to drop further. As the industry undergoes further consolidation, Lid Hair will have the opportunity to grow by acquisition.

DESCRIPTION OF PROPERTY

Production Facilities and Equipment

Locations
Our properties are located in Baoji and Xi'an, which is the capital of the Shaanxi province in the People's Republic of China and a sub-provincial city. As one of the oldest cities in Chinese history, Xi'an is one of the Four Great Ancient Capitals of China because it has been the capital of some of the most important dynasties in Chinese history, including the Zhou, Qin, Han, the Sui, and Tang dynasties. Xi'an is the eastern terminus of the Silk Road and known as the site of the Terracotta Army, made during the Qin Dynasty. The city has more than 3,100 years of history, and was known as Chang'an before the Ming Dynasty. Since the 1990s, as part of the economic revival of interior China especially for the central and northwest regions, the city of Xi'an has re-emerged as an important cultural, industrial and educational center of the central-northwest region, with facilities for research and development, national security and China's space exploration program.

Headquarters and Administration Offices
Shaanxi Jiali leases approximately 2,200 sq feet of premium office space at the 9th Floor of the China Construction Bank Building, No. 29 Nanxin Street, Xi’an, Shaanxi, PRC, for the purposes of accommodating the company’s executive and administration staff.  The annual lease expense is RMB 156,240.which equals approximately USD22, 900. Please refer to the Exhibit 10.4 Lease Agreement.

Production Plant
Shaanxi Jiali owns the land use rights to approximately 54,000 square feet of land in Shaanxi province. The location of our manufacturing facility, and 28,500 square feet building, is located at No. 48 Xibao Road, Weibin District, City of Baoji, Shaanxi Province, P.R.C.  We have a Certificate of House Ownership and Appendix Permit Certificate of State-owned Land Usufruct.

MANAGEMENT

Appointment of New Directors
In connection with the Exchange Agreement, we appointed five new directors to our board and hired six new officers. Furthermore, concurrent with the closing of the Exchange Agreement, Mr. Eric Anderson, our former President, Treasurer, Secretary, and sole Director, resigned from these positions.

The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Jun Xia	37	Chairman, Chief Executive Officer, and President
Minggang Xiao	28	Director, Chief Financial Officer
Wanxiang Li	68	Independent Director
Nanjing Lin	71	Independent Director
Xaioying Zhang	30	Independent Director

Jun Xia, Chairman, Chief Executive Officer and President became our Chairman, Chief Executive Officer and President upon the closing of the Share Exchange transaction on September 30, 2009.  Mr. Xia founded Shaanxi Jiali Pharmaceuticals on July 1, 1998.  Prior to founding Jia  Mr. Xia founded Shaanxi Jiayi Broadcasting Co., Ltd in the year 1996 which provided advertising marketing promotion and brand management strategies to clients that included Volkswagon AG and major drink manufacture Wahaha. Mr. Xia is the Standing Director of Shaanxi Pharmaceuticals Association and Vice Chairman of Biomedical Branch of Shaanxi Scientific and Research Association of Chinese Traditional Medicines.  In 2001, Mr. Xia was named “Youngest Entrepreneur in Shaanxi. Province” by. Xi’an National Hi-Tech Industrial Development  Zone.  Mr. Jun Xia, graduated from Economy Management School of Northwest University, in 1995.  Mr. Xia also attended the Fudan University in Shaanhai

Minggang Xiao, Director & Chief Financial Officer became our director and Chief Financial Officer upon the closing of the Share Exchange transaction on September 30, 2009. Mr. Xiao has been with Shaanxi Jiali since 2006. Mr. Xiao manages the day-to-day operations of the Shaanxi Jiali’s Finance Department.   Prior to joining Shaanxi Jaili  Mr. Xiao was the Finance Manager at Shaanxi Xinchuang Management Co. Ltd. in Xi’an from 2005 to 2006. From 2004 to 2005, Mr. Xiao was an Accountant with Financial Bureau of Baoji City, Shaanxi. Mr. Xiao holds the professional designation of Accountant.    Mr. Xiao graduated from Xi’an Industrial University with his Bachelor of Accounting Degree in 2004.

Wanxiang Li, Independent Director, became an Independent Director upon the closing of the Share Exchange transaction on September 30, 2009. Ms. Li has been a Professor of Accounting at the School of Finance and Economy at Xi’an Jiaotong University in Xi;an since 1984..  From 1969 to 1984, Ms. Li was an Accountant in the Finance Department of  the Science and Technology Management Bureau of Government Shaanxi in Xi’an. Ms. Li holds the professional designation of Senior Accountant. Ms Li graduated from the Economy Management School of China Agricultural University in Xi’an with her  Master’s Degree in Accounting in 1964.

Nanjing Lin, Independent Director, became an Independent Director upon the closing of the Share Exchange transaction on September 30, 2009. Mr. Lin has been Committee Chief of Government Consulting & Policies Management in Shaanxi province in Xi’an since 1993, after joining in 1986. From 1964 to 1986, Mr. Lin was Department Head, Finance, at Shayuan Farm of Agr-cultivation Bureau of Shaanxi province in Xi’an. Mr. Lin holds the professional designation of Senior Accountant.  Mr. Lin graduated from the Economy Management School of Shaanxi Finance and Economy University where he earned his Bachelor’s degree of Accounting in the year 1964.

Xiaoying Zhang, Independent Director became an Independent Director upon the closing of the Share Exchange transaction on September 30, 2009.  Ms. Zhang has been Accountant Supervisor with Shaanxi Deli Energy Science and Technology Co., Ltd. in Xi’an since 2007.  Prior to her employment with Shaanxia Deli Energy Ms. Zhang was employed as an Accountant with the Department of Finance of Xi’an Instrument Group Ltd. Co. in Xi’an from 2003 until 2007.  Ms. Zhang holds the professional designation of Accountant. Ms. Zhang graduated from the Xi’an International University, in Xi’an in 2003 and earned her Bachelor’s Degree of Accounting.

Committees of the Board of Directors
We have appointed the follow committees of the Board of Directors with membership as follows:

Audit Committee

●	Nanjing Lin, Chair, Committee Chief of Government Consulting & Policies Management in Shaanxi province
●	Wanxiang Li, Member Professor of Accounting at the School of Finance and Economy at Xi’an Jiaotong University
●	Xiaoying Zhang, Member, Accountant Supervisor with Shaanxi Deli Energy Science and Technology Co., Ltd.

Our audit committee consists of our independent directors Mr. Lin, Ms. Li and Ms. Zhang and is chaired by Mr. Lin.  The Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.  The audit committee is responsible for, among other things:

●	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

●	reviewing with our independent auditors any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and our independent auditors;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

●	meeting separately and periodically with management and our internal and independent auditors; and

●	reporting regularly to the full board of directors.

Compensation Committee

●	Wanxiang Li, Chair, Professor of Accounting at the School of Finance and Economy at Xi’an Jiaotong University
●	Nanjing Lin, Member, Committee Chief of Government Consulting & Policies Management in Shaanxi province
●	Xiaoying Zhang, Member, Accountant Supervisor with Shaanxi Deli Energy Science and Technology Co., Ltd.

Our compensation committee consists of our independent directors Ms. Li, Mr. Lin and Ms. Zhang and is the Chaired by Ms. Li.

Our compensation committee assists the board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers.  Members of the compensation committee are not prohibited from direct involvement in determining their own compensation.  Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.  The compensation committee is responsible for, among other things:

●	approving and overseeing the compensation package for our executive officers;

●	reviewing and making recommendations to the board with respect to the compensation of our directors;

●
reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

●
reviewing periodically and making recommendations to the board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Corporate Governance and Nominating Committee

●	Wanxiang Li, Chair, Professor of Accounting at the School of Finance and Economy at Xi’an Jiaotong University
●	Nanjing Lin, Member, Committee Chief of Government Consulting & Policies Management in Shaanxi province
●	Xiaoying Zhang, Member, Accountant Supervisor with Shaanxi Deli Energy Science and Technology Co., Ltd.

Our corporate governance and nominating committee consists of our independent directors Ms. Lin, Mr. Li and Ms Zhang.  The corporate governance and nominating committee assists the board of directors in identifying individuals qualified to become our directors and in determining the composition of the board and its committees.  The corporate governance and nominating committee is responsible for, among other things:

●	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

●	reviewing annually with the board the current composition of the board in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to the board the directors to serve as members of the board’s committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as

●	our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

●	To the best of our knowledge, none of the following ever occurred to any of our directors and officers.

(1)   Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)   Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)   Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)   Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Code of Ethics
We currently have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Conflicts of Interest
Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

CCPI EXECUTIVE COMPENSATION SUMMARY

The following Executive Compensation Chart highlights the compensation for our executive officers. No other executive officers received salary and bonus in excess of $100,000 for the prior three fiscal years.

Compensation of Directors and Executive Members

								Long Term Compensation
		Annual Compensation						Awards		Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#) (#)	LTIP Payouts ($)	All Other Compensation ($)
Eric Anderson (former CEO and President) (1)	2009 2008 2007	$ $ $	1,173 0 0	$ $ $	0 0 0	$ $ $	0 0 0	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Jun Xia (CEO)(2)	2008		$10,553		$0		$0	N/A	N/A	N/A	$0
Minggang Xiao (CFO)(2)	2008		$7,036		$0		$0	N/A	N/A	N/A	N/A
Jing Fu, Senior Vice President	2008		$8,794		$0		$0	N/A	N/A	N/A	N/A
Qina Sun, Vice President Sales & Marketing	2008		$6,156		$0		$0	N/A	N/A	N/A	N/A
Yanxin Li, Vice President Operations	2008		$5,277		$0		$0	N/A	N/A	N/A	N/A
Lijuan Feng, Vice President Administration	2008		$5,277		$0		$0	N/A	N/A	N/A	N/A
Juan Wei, Vice President Corporate Affairs			$5,277

(1)	Eric Anderson resigned as our Chairman, Chief Executive Officer, President and Chief Financial Officer on September 30, 2009.

(2)
As of the Closing of the Share Exchange Agreement we executed employment agreements with our CEO and CFO. The employment agreement for Jun Xia is for a term of three years.  The employment agreement for Minggang Xiao is for one year. The employment agreements will provide for annual salaries and annual bonuses in amounts not less than the amounts set forth in the table above.

SHAANXI JIALI EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following table sets forth all cash compensation paid by Shaanix Jiali, for last fiscal year, specifically, for the year ending December 31, 2008. The table below sets for the positions for each person at Shaanix Jiali. All amounts are in USD.

Name/Principal Position	Year	Salary (Cash & Non-Cash)	Bonus
Jun Xia, Chairman of the Board of Directors and Chief Executive Officer	2008	$10,553	$0
Minggang Xiao, Director & Chief Financial Officer	2008	$7,036	$0
Jing Fu, Senior Vice President	2008	$8,794	$0
Qina Sun, Vice President, Sales & Marketing	2008	$6,156	$0
Yanxin Li, Vice President of Operations	2008	$5,277	$0
Lijuan Feng, Vice President Administration	2008	$5,277	$0
Juan Wei, Vice President Corporate Affairs	2008	$5,277	$0

Option Grants
We do not maintain any equity incentive or stock option plan. Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.

Employment Contracts
As of the Closing, we executed employment agreements with each of our executive officers, specifically, Jun Xia, our Chief Executive Officer; and, our Chief Financial Officer. The employment agreement for our CEO has a term of three years.  The employment agreement for our CFO is for a term of one year. The employment agreements provide for annual salaries and annual bonuses in amounts as set forth in the table above entitled "Shaanxi Jiali".  Please see Exhibit 10.5 and 10.6 Employment Contracts.

PRINCIPAL STOCKHOLDERS

Pre-Closing
The following table sets forth certain information regarding our common stock beneficially owned on September 30, 2009, prior to the closing, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Except as set forth in this Information Statement, there are not any pending or anticipated arrangements that may cause a change in control. At September 30, 2009, 9,300,000 shares of our common stock were outstanding immediately prior to the Closing Date.

Name	Number of Shares Beneficially Owned	Percent of Shares
Eric Anderson AVENIDA NOSSA SENHORA DE COPACABANA 99 APT 202 RIO DE JANEIRO RJ D5 22020-002	5,000,000	53.8%
All Executive Officers and Directors as a group	5,000,000	53.8%

Post-Closing
The following table sets forth certain information regarding common stock beneficially owned on September 30, 2009, after the closing, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, to reflect the closing of the Exchange and the exercise of the Warrants.

Assuming the exercise of the Warrants, as of September 30, 2009, we have 10,728,571 shares of common stock outstanding.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Beneficial Ownership (4)
Jun Xia, Director & CEO	2,450,000	28.8%
Yangling Bodisen Biotech Development, Inc.(1)	2,018,590	18.8%
IFG Investments Services, Inc.	1,200,000	11.2%
China National Information Network Trust	800,000	7.5%
Minggang Xiao, Director & CFO	0	0%
Wanxiang Li, Director	0	0%
Nanjing Lin, Director	0	0%
Xiaoying Zhang, Director	0	0%
All Executive Officers and Directors as a group (1 persons)	2,450,000	28.8%

(1)	Chen Bo is the beneficial owner of Yahling Bodisen Biotech Developement, Inc.
(2)	Daniel MacMullin is the beneficial owner of IFG Investments Services, Inc.
(3)	Clare Donahue is the beneficial owner of China National Information Network Trust
(4)	Based on 10,728,571 shares issued and outstanding as of the Closing of the Exchange Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Share Exchange Related Transaction

Shaanxi Jiali Reorganization Related Transactions
Asia-Pharm was incorporated in British Virgin Islands on June 20, 2008. As described below, on August 4, 2008, Asia-Pharm through its wholly owned subsidiary China Children Pharmaceutical, Inc. (“China Children”), became the indirect holding company for Shaanxi Jiali Pharmaceutical Co. Ltd. ("Shaanxi Jiali"), a medical and pharmaceutical developer, manufacturer and marketer in the PRC.

China Children was incorporated in Hong Kong on June 27, 2008. China Children is a wholly owned subsidiary of Asia-Pharm.

Xi-an Coova Children Pharmaceuticals Co., Ltd, (“Xi-an Coova”) is a “wholly owned foreign enterprise” incorporated in the PRC on July 25, 2008.  Xi’an Coova is a wholly owned subsidiary of China Children.

On August 4, 2008, an Entrustment Management Agreement (described in detail on page X) was entered into between Xi-an Coova and Shaanxi Jiali, to which China Children exercises control over the operations and business of Shaanxi Jiali through Xi’an Coova. Pursuant to the Entrustment Management Agreement, China Children shall receive all net profits and assume all operational losses of Shaanxi Jiali through Xi’an Coova.

The organization and ownership structure of the Company subsequent to the consummation of the reorganization as summarized in the paragraphs above is as follows:

DESCRIPTION OF SECURITIES

As of September 30, 2009, our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share,. As of September 30, 2009, an aggregate of 8,228571 shares of Common Stock were outstanding, including shares issued pursuant to the Closing.

There are no shares of preferred stock outstanding.

Common Stock
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share rateably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, having $.001 par value per share ("Common Stock"), is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "LSHI". Following the Combination, the combined Company will continue to be traded on the OTCBB, under the symbol “LHSI”, however we will request a new symbol closer in form to China Pediatric Pharmaceuticals, Inc.

The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for LSHI’s common stock as reported on the OTCBB. The bid prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

Common Stock
Period Ended:	High	Low
June 1, 2009 to August 31, 2009	0.06	0.06
March 1, 2009 to May 31, 2009	0.06	0.06
December 1, 2008 to February 28, 2009	0.20	0.06
September 1, 2008 to November 30, 2008	1.00	0.20
June 1, 2008 to August 31, 2008	1.10	1.00
March 1, 2008 to May 31, 2008	2.50	1.10
December 1, 2007 to February 28, 2008	2.50	2.50
September 1, 2007 to November 30, 2007	2.50	0.10
March 31, 2007 to May 31, 2007	0.10	0.10

Transfer Agent and Registrar
TranShare, 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111-2608 Tel: 303-662-1112.

Dividend Policy
Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. However, even if we wish to pay dividends, because our cash flow is dependent on dividend distributions from our affiliated entities in PRC, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from China Children Pharmaceutical and Coova and Jiali. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

LEGAL PROCEEDINGS

Neither we, nor any of our controlled affiliates, are involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Nevada, provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

None.

Item 3.02   Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, on September 30, 2009, we issued 7,000,000 shares of our Common Stock to Asia-Pharm in exchange for 100% of the outstanding shares of China Children Holdings Limited. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of China Children which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that Asia-Pharm understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Concurrent with the Share Exchange Agreement on September 30, 2009, we issued to the consultants two year warrants to purchase 1,250,000 shares of our common stock at an exercise price of $3.00 per share with three year piggyback warrants to purchase 1,250,000 shares of our common stock at an exercise price of $5.00 per share. Such securities were not registered under the Securities Act of 1933. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. We made this determination based on the representations of the Placement Agent, which included, in pertinent part, that such Placement Agent was an "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that the Placement Agent was acquiring our common stock for investment purposes for its own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Placement Agent understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Warrants

Each Warrant and piggy-back warrant entitles the holder to purchase one share of our Common Stock. The Warrants will be exercisable, in whole or in part, at an exercise price equal to $3.00 per share (“Exercise Price”). The Piggyback Warrants will be exercisable, in whole or in part, at an exercise price equal to $5.00 per share (“Exercise Price”). The Warrants may be exercised at any time upon the election of the Investor, beginning on the date of issuance and ending of the second anniversary of the closing of the Share Exchange Agreement. The Piggy-back Warrants may be exercised at any time upon the election of the Investor, beginning on the date of issuance and ending of the third anniversary of the closing of the Share Exchange Agreement.

The Warrants will be detachable and separately transferable only during the Warrant exercise period; upon the expiration of the Warrant exercise period, the Warrants will expire and become void.

In order to exercise the Warrants, the Warrant must be surrendered at the office of the Warrant Agent prior to the expiration of the Warrant exercise period, with the form of exercise appearing with the Warrant completed and executed as indicated, accompanied by payment of the full exercise price for the number of Warrants being exercised. Payment shall be by certified funds or cashier's check payable to “China Pediatric Pharmaceuticals, Inc.” In the case of partial exercise, the Warrant Agent will issue a new warrant to the exercising warrant holder, or assigns, evidencing the Warrants which remain unexercised. In our discretion, the Warrant Agent may designate a location other than our office for surrender of Warrants in the case of transfer or exercise.

The exercise price and number of shares of Common Stock to be received upon the exercise of Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization. In the event of our liquidation, dissolution or winding up, the holders of Warrants will not be entitled to participate in the distribution of our assets.

If we shall make any dividend or other distribution of assets to holders of its common stock (a “Distribution”), then the Exercise Price shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the closing bid price of the shares of common stock on the trading day immediately preceding such record date minus the value of the Distribution applicable to one share of common stock, and (ii) the denominator shall be the closing bid price of the shares of common stock on the trading day immediately preceding such record date. Additionally, the number of shares underlying the Warrant shall be increased to a number of shares of common stock obtainable immediately prior to the close of business on the record date fixed for determining holders of shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth above. Holders of Warrants will have no voting, pre-emptive, subscription or other rights of shareholders in respect of the Warrants, nor shall the Holders be entitled to receive dividends.

Registration Rights with Respect to Common Stock Underlying the Warrants

We have agreed to register an amount of stock equal to 100% of the shares of Common Stock issuable in connection with the Warrants (“Underlying Common Stock”), on a registration statement to be filed by us. We shall pay the usual costs of such registration.

No holder of any of our currently outstanding securities has any registration rights with respect to the securities held by them. We shall not file any other registration statement for any of our securities (other than the shares of Common Stock underlying the warrants)  until such time as the Registration Statement has been filed and declared effective; provided, however, we may, subject to stockholder approval, establish an equity performance or stock option plan for the benefit of our employees and directors for up to 5% of the outstanding shares of our Common Stock and file a registration statement to register such shares on Form S-8 or a comparable form for such purpose

Item 4.01 Change in Auditors

On October 14, 2009, the Company ended its relationship with Schumacher & Associates, Inc., the principal independent accountant of Lid Hair Studios International, Inc., a company organized under the laws of the State of Nevada. During the company’s two most recent fiscal years and subsequent interim period preceding the termination of Schumacher & Associates, Inc. there were no disagreements with Schumacher & Associates Certified Public Accountants, PC which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schumacher & Associates, Inc.  would have caused Schumacher & Associates, Inc. to make reference to the subject matter of the disagreements in connection with its reports. Schumacher & Associates, Inc.as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.  The audit opinions were modified to contain a going concern qualification during the Company’s two most recent fiscal years.

On September 30, 2009 the board of directors of the Company approved and authorized the engagement of Acquavella, Chiarelli, Shuster, Berkower & Co., LLP Certified Public Accountants and Advisors, 518 Route One, Suite 4103, Iselin, NJ 08830 as the principal independent accountant for the Company.  In addition, effective October 14, 2009, the Company selected Acquavella, Chiarelli, Shuster, Berkower & Co. LLP, Certified Public Accountants and Adivisors as the independent public accountants for the Company for the fiscal year ending December 31, 2009.

Item 5.01   Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on September 30, 2009, we issued 7,000,000 shares of our Common Stock to the China Children Shareholders in exchange for the transfer of 100% of the outstanding shares of China Children’s capital stock by the China Children Shareholders to us. As such, immediately following the Exchange and Financing transactions, the China Children Shareholders held approximately 65.25% of the total combined voting power of all classes of LSHI’s outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Share Exchange Agreement, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report dated September 30, 2009, Eric Anderson resigned as a member of our board of directors, and as our President, Treasurer, and Secretary. Further, effective September 30, 2009, Jun, Xia, Minggang Xiao, Wanxiang Li, Nanjing Lin, and Xiaoying Zhang (the “New LHSI Directors”) were appointed as members of our board of directors. Finally, effective September 30, 2009, our Directors appointed Jun Xia as our President and Chief Executive Officer.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective September 30, 2009, Eric Anderson resigned as a member of our board of directors. There were no disagreements between Mr. Anderson and us or any officer or director of the Company.

(b)   Resignation of Officers

Effective September 30, 2009, Eric Anderson resigned as our President, Treasurer, and Secretary.

(c)   Appointment of Directors

Effective September 30, 2009, the following persons were appointed as members of the Board of Directors:

NAME	AGE	POSITION
Jun Xia	37	Chairman, Chief Executive Officer, President
Minggang Xiao	28	Chief Financial Officer
Wanxiang Li	68	Independent Director
Nanjing Lin	71	Independent Director
Xiaoying Zhang	30	Independent Director

The business background descriptions of the newly appointed directors are as follows:

Jun Xia, Chief Executive Officer and President became our Chairman, Chief Executive Officer and President upon the closing of the Share Exchange transaction on September 30, 2009.  Mr. Xia founded Shaanxi Jiali Pharmaceuticals on July 1, 1998.  Prior to founding Jiali Pharmaceuticals, Co. Ltd,  Mr. Xia founded Shaanxi Jiali Broadcasting Co., Ltd in the year 1996 which provided advertising marketing promotion and brand management strategies to clients that included Volkswagon AG and major drink manufacture Wahaha. Mr. Xia is the Standing Director of Shaanxi Pharmaceuticals Association and Vice Chairman of Biomedical Branch of Shaanxi Scientific and Research Association of Chinese Traditional Medicines.  In 2001, Mr. Xia was named “Youngest Entrepreneur in Shaanxi. Province”, by Xi’an National Hi-Tech Industrial Development  Zone.  Mr. Jun Xia, graduated from Economy Management School of Northwest University in 1995.  Mr. Xia also attended the Fudan University in Shaanhai

Minggang Xiao, Director & Chief Financial Officer became our director and Chief Financial Officer upon the closing of the Share Exchange transaction on September 30, 2009. Mr. Xiao has been with Shaanxi Jiali since 2006. Mr. Xiao manages the day-to-day operations of the Shaanxi Jiali’s Finance Department.   Prior to joining Shaanxi Jaili  Mr. Xiao was the Finance Manager at Shaanxi Xinchuang Management Co. Ltd. in Xi’an from 2005 to 2006. From 2004 to 2005, Mr. Xiao was an Accountant with Financial Bureau of Baoji City, Shaanxi. Mr. Xiao holds the professional designation of Accountant.    Mr. Xiao graduated from Xi’an Industrial University with his Bachelor of Accounting Degree in 2004.

Wanxiang Li, Independent Director, became an Independent Director upon the closing of the Share Exchange transaction on September 30, 2009. Ms. Li has been a Professor of Accounting at the School of Finance and Economy at Xi’an Jiaotong University in Xi’an since 1984..  From 1969 to 1984, Ms. Li was an Accountant in the Finance Department of  the Science and Technology Management Bureau of Government Shaanxi in Xi’an. Ms. Li holds the professional designation of Senior Accountant. Ms Li graduated from the Economy Management School of China Agricultural University in Xi’an with her  Master’s Degree in Accounting in 1964.

Nanjing Lin, Independent Director, became an Independent Director upon the closing of the Share Exchange transaction on September 30, 2009. Mr. Lin has been Committee Chief of Government Consulting & Policies Management in Shaanxi province in Xi’an since 1993, after joining in 1986. From 1964 to 1986, Mr. Lin was Department Head, Finance, at Shayuan Farm of Agr-cultivation Bureau of Shaanxi province in Xi’an. Mr. Lin holds the professional designation of Senior Accountant.  Mr. Lin graduated from the Economy Management School of Shaanxi Finance and Economy University where he earned his Bachelor’s degree of Accounting in the year 1964.

Xiaoying Zhang, Independent Director became an Independent Director upon the closing of the Share Exchange transaction on September 30, 2009.  Ms. Zhang has been Accountant Supervisor with Shaanxi Deli Energy Science and Technology Co., Ltd. in Xi’an since 2007.  Prior to her employment with Shaanxia Deli Energy Ms. Zhang was employed as an Accountant with the Department of Finance of Xi’an Instrument Group Ltd. Co. in Xi’an from 2003 until 2007.  Ms. Zhang holds the professional designation of Accountant. Ms. Zhang graduated from the Xi’an International University, in Xi’an in 2003 and earned her Bachelor’s Degree of Accounting.

Family Relationships
There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

(d)   Appointment of Officers

Effective September 30, 2009, the newly appointed directors described above in Item 5.02(c) appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

NAME	AGE	POSITION
Jun Xia	37	Chief Executive Officer, and President
Minggang Xiao	28	Chief Financial Officer
Jing Fu,	38	Senior Vice President
Qina Sun,	29	Vice President Sales & Marketing
Yanxin Li,	41	Vice President Operations
Lijuan Feng,	24	Vice President Administration
Juan Wei,	26	Vice President Corporate Affairs

Jun Xia, Chief Executive Officer and President became our Chief Executive Officer and President upon the closing of the Share Exchange transaction on September 30, 2009.  Mr. Xia founded Shaanxi Jiali Pharmaceuticals on July 1, 1998.  Prior to founding Jiali Pharmaceuticals Co. Ltd.,  Mr. Xia founded Shaanxi Jiali Broadcasting Co., Ltd in the year 1996 which provided advertising marketing promotion and brand management strategies to clients that included Volkswagon AG and major drink manufacture Wahaha. Mr. Xia is the Standing Director of Shaanxi Pharmaceuticals Association and Vice Chairman of Biomedical Branch of Shaanxi Scientific and Research Association of Chinese Traditional Medicines.  In 2001, Mr. Xia was named “Youngest Entrepreneur in Shaanxi. Province” by Xi’an National Hi-Tech Industrial Development  Zone.  Mr. Jun Xia, graduated from Economy Management School of Northwest University in 1995.  Mr. Xia also attended the Fudan University in Shaanhai.

Minggang Xiao,   Chief Financial Officer became our   Chief Financial Officer upon the closing of the Share Exchange transaction on September 30, 2009. Mr. Xiao has been with Shaanxi Jiali since 2006. Mr. Xiao manages the day-to-day operations of the Shaanxi Jiali’s Finance Department.   Prior to joining Shaanxi Jaili  Mr. Xiao was the Finance Manager at Shaanxi Xinchuang Management Co. Ltd. in Xi’an from 2005 to 2006. From 2004 to 2005, Mr. Xiao was an Accountant with Financial Bureau of Baoji City, Shaanxi. Mr. Xiao holds the professional designation of Accountant.    Mr. Xiao graduated from Xi’an Industrial University with his Bachelor of Accounting in 2004.

Jing Fu, Senior Vice President became our Senior Vice President upon the closing of the Share Exchange transaction on September 30, 2009. Mr. Fu has been with Shaanxi Jiali since 2006.  Mr. Fu manages the day-to-day operations of Shaanxi Jiali.  Prior to joining Shaanxi Jiali Mr. Fu was the Director of Research and Development with Ankang Charoen Pokphand Group located in Ankang City, Shaanxi Province.  Mr Fu graduated from Shenyang Pharmaceuticals University with his Degree Pharmacy in 2006.

Qina Sun, Vice President Sales & Marketing became our Vice President of Sales and Marketing upon the closing of the Share Exchange transaction on September 30, 2009. Ms. Sun has been with Shaanxi Jiali since 2007 and is responsible for the market development and sales management for Shaanxi Jiali.  Prior to joining Shaanxi Jiali, Ms. Sun was the Regional Manager at Xi'an Qinba Pharmaceutical Ltd from early 2006 until joining Shaanxi Jiali. Ms Sun graduated from Medical College of Xi’an Jiaotong University, with her Bachelor Degree in 2006.

Yanxin Li, Vice President of Operations became our Vice President of Operations upon the closing of the share Exchange transaction on September 30, 2009.  Mr. Li has been with Shaanxi Jiali since 2006 and is responsible for the operations of the manufacturing facility.  Prior to joining Shaanxi Jiali, Mr. Li was in Production Management at Xi'an Janssen Pharmaceutical Ltd. from 1998 until joining Shaanxi Jiali in 2006.  Mr. Li graduated from Wuhan Military Management College, majoring in Economics & Management with his Bachelor Degree of Economics and Management.

Lijuan Feng, Vice President Administration became our Vice President of Administration upon the closing of the share Exchange transaction on September 30, 2009.  Ms Wei has been with Shaanxi Jiali since 2006 and is responsible for the day-to-day administration of the company. Ms Wei graduated from Xi’an Northwest Industrial and Technology University majoring in Public Relations and Secretary with a Bachelor’s Degree in Public Relations  in 2006.

Juan Wei, Vice President Corporate Affairs became our Vice President of Corporate Affairs upon the closing of the share Exchange transaction on September 30, 2009. Ms Wei has been with Shaanxi Jiali Pharmaceuticals Co., Ltd since 2006 and is responsible for the Corporate Affairs of Shaanxi Jiali.  Ms Wei graduated from Xi’an International Studies University with her Bachelor of Arts Degree in 2006.

(e)   EMPLOYMENT AGREEMENTS OF THE EXECUTIVE OFFICERS

1.
On September 30, 2009, we entered into a three year Employment Agreement with Jun Xia such that he will serve as our Chief Executive Officer. The Agreement provides for an annual salary of USD$10,553 and an annual bonus of  up to 50% of the executive’s annual salary. A copy of this Agreement is included in this Current Report as Exhibit 10.5.

2.
On September 30, 2009, we entered into a one year Employment Agreement with Minggang Xiao such that he will serve as our Chief Financial Officer. The Agreement provides for an annual salary of USD$7,036 and an annual bonus of up to 50% of the executive’s annual salary. A copy of this Agreement is included in this Current Report as Exhibit 10.6.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Reverse Share Split and Change in Fiscal Year

Effective on October 9, 2009, the Company changed its name from Lid Hair Studios International Inc. to China Pediatric Pharmaceuticals, Inc.  The name change was effected through a parent/subsidiary merger of our wholly-owned subsidiary, China Pediatric Pharmaceuticals, Inc., with and into the Company, with the Company as the surviving corporation.  To effectuate the merger, the Company filed its Articles of Merger with the Nevada Secretary of State and the merger became effective on October 9, 2009.  A copy of the filed Articles of Merger is being filed herewith.  The Company’s board of directors approved the merger which resulted in the name change on October 9, 2009.  In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required.  On the effective date of the merger, the Company’s name was changed to “China Pediatric Pharmaceuticals, Inc.” and the Company’s Articles of Incorporation were amended to reflect this name change. Following the Combination, the combined Company will continue to be traded on the OTCBB, under the symbol “LHSI”, however we will request a new symbol closer in form to China Pediatric Pharmaceuticals, Inc. Please see Exhibit 3.3.

Effective on October 14, 2009, the company filed an Amendment to our Articles of Incorporation to provide for a seven old common shares for two new common shares reverse share split.

Effective on October 14, 2009, the company changed our year ending from May 31 to December 31.

Item 5.06   Change In Shell Company Status

As explained more fully in Item 2.01 above, we  may have been a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Exchange. As a result of the Exchange, China Children became our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Exchange has caused us to cease to be a shell company if we were one prior to the share exchange. For information about the Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01   Financial Statement and Exhibits.

(a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Unaudited Condensed Consolidated Financial Statements of China Children Pharmaceuticals, Co., Ltd. as of June 30, 2009 and for the six months ended June30, 2007 and 2008 are filed as below to this current report and are incorporated herein by reference.

The Audited Consolidated Financial Statements of China Children Pharmaceuticals, Co., Ltd.as of December 31, 2008and 2007 are filed below to this current report and are incorporated herein by reference.

(b)   PRO FORMA FINANCIAL INFORMATION.

The following pro forma financial information is incorporated herein:

1.	The Unaudited Pro Forma Condensed Combined Balance Sheet of Lid Hair Studios International Inc. and China Children Phamaceuticals, Co., Ltd.as of June 30, 2009

2.	The Unaudited Pro Forma Condensed Combined Statements of Operations of Lid Hair Studios International, Inc. and China Children Phamaceuticals, Co., Ltd.as of June 30, 2009

(c)   SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)   EXHIBITS

Exhibit Number	Description

2.1	Share Exchange Agreement by and among Lid Hair Studios International, Inc., Eric Anderson, and Asia-Pharm Holdings, Inc. dated September 30, 2009 (Previously Filed)
2.2	Share Exchange Agreement between Lid Hair Studios International, Inc. and Eric Anderson dated September 30, 2009 Amended (Previously Filed)
3.1	Charter and Articles of Incorporation of Lid Hair Studios International, Inc., a Nevada Corporation. (April 2005) (Previously Filed)
3.2	Amended Articles of Incorporation of Lid Hair Studios International, Inc., a Nevada Corporation (August 2005) (Previously Filed)
3.3	Amended Articles – Name Change to China Pediatric Pharmaceuticals, Inc., a Nevada Corporation (October 2009) and Plan of Merger Agreement (Previously Filed)
3.4	Amended Articles – Reverse Share Split (October 14, 2009) (Previously Filed)
10.1	Agreement with Exclusive Territory Agents - Sample Agreement (Previously Filed)
10.2	Medicine Research and Development Agreement – Sample Agreement (Previously Filed)
10.3	Form of Common Stock Purchase Warrant (Previously Filed)
10.4	Lease Agreement (Previously Filed)
10.5	Employment Agreement with Jun Xia, President and CEO (Previously Filed)
10.6	Employment Agreement with Minggang Xiao, CFO (Previously Filed)
10.7	Warrant Agreement – IFG Investments Services, Inc. (Previously Filed)
10.8	Warrant Agreement – China National Information Network Trust Amended October 8, 2009 (Previously Filed)
10.9	Warrant Agreement – Kang Xiulan (Previously Filed)
10.10	Warrant Terms and Conditions General (Previously Filed)
10.11	Consulting Agreement IFG Investment Services, Inc. (Previously Filed)
10.12	Investor Relations Agreement Amended October 8, 2009 (Previously Filed)
10.13	Referral Agreement Kang Xiulan (Previously Filed)
99.1	Press Release October 7, 2009 Amended October 8, 2009 (Previously Filed)
99.2	Patents (Previously Filed)
99.3	Trademarks (Previously Filed)
99.4	Press Release – Name Change October 14, 2009 (Previously Filed)
99.5	Auditor’s Letter Schumacher & Associates, Inc. (Previously Filed)

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

ACSBAcquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route one Iselin, New Jersey, 08830 732.855.9600	1 Penn Plaza 36the Floor New York, NY 10119

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
China Children Pharmaceuticals Co., Ltd.

We have audited the accompanying  consolidated balance sheets of China Children Pharmaceuticals Co., Ltd., a wholly owned subsidiary of Asia-Pharm Holding, Inc., as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31,2008.  China Children Pharmaceuticals Co.,Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Children Pharmaceuticals Co., Ltd. as of December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountants

New York, N.Y.
September 14, 2009

CHINA CHILDREN PHARMACEUTICALS CO., LTD. (A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.) CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2008 AND DECEMBER 31,2007

ASSETS	12/31/2008	12/31/2007

Current Assets
Cash and cash equivalents	$813,252	$542,150
Accounts receivable, net	3,286,863	2,481,839
Other receivable	41,578	15,920
Inventory	543,879	394,440
Prepaid expenses	2,935,404	1,467,242
Total Current Assets	7,620,976	4,901,591

Property & equipment, net	900,857	1,002,490
Goodwill	612,745	612,745
Intangible Assets	2,189,375	2,516,233
Total Assets	$11,323,953	$9,033,059

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$451,182	$412,166
Accrued expenses and other payables	1,490,671	2,093,443
Due to related party	-	54,689
Trade deposit received	5,936	5,563
VAT tax payable	147,612	232,385
Income tax payable	213,228	-
Total Current Liabilities	2,308,629	2,798,246

Stockholders' Equity

Capital stock	13	13
Subscription receivables	(13)	(13)
Additional paid in capital	1,486,363	1,486,363
Statutory reserve	721,553	462,376
Other comprehensive income	313,429	124,688
Retained earnings	6,493,979	4,161,386
Total Stockholders' Equity	9,015,324	6,234,813
Total Liabilities and Stockholders' Equity	$11,323,953	$9,033,059

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO., LTD. (A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.) CONSOLIDATED STATEMENTS OF INCOME FOR YEARS ENDING DECEMBER 31, 2008, 2007 AND 2006

	2008	2007	2006

Sales, net	$14,668,879	$11,896,186	$34,622,230

Cost of sales	5,083,552	5,119,977	1,616,152
Gross profit	9,585,327	6,776,209	1,846,071

General and administrative expenses	6,544,265	3,737,524	1,057,790
Income from operations	3,041,062	3,038,685	788,281

Other (Income) Expense
Interest (income)	(34,827)	(3,784)	(65)
Other (income)	(113)	(1,890)	(9,559)
Other expense	208	658	73
Total Other (Income) Expense	(34,732)	(5,016)	(9,551)
Income before income taxes	3,075,794	3,043,701	797,832

Provision for income taxes	484,024	-	-
Net income	$2,591,770	$3,043,701	$797,832

Consolidated Statement of Comprehensive Income

Net income	$2,591,70	$3,043,701	$797,832
Foreign currency translation adjustment	188,741	107,237	17,451
Comprehensive income	$2,780,511	$3,150,938	$815,283

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
CONSOLDIATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,591,770	$3,043,701	$797,832
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	112,009	99,676	94,514
Amortization of intangible assets	326,858	205,763	72,122
Obsolescence reserve	161,440	-	-
(Increase) / decrease in assets:
Accounts receivables	(628,589)	(1,934,809)	1,803
Inventory	(282,510)	6,244	(216,105)
Prepaid expense	(1,348,456)	(997,496)	(343,357)
Other receivable	(24,208)	46,038	(11,017)
Increase / (decrease) in current liabilities:
Accounts payable	11,184	123,837	(34,552)
Accrued expenses and other payables	(731,702)	1,562,106	61,181
Due to related party	(57,453)	36,463	(57,363)
Trade deposit received	-	(27,493)	(21,077)
VAT payable	(98,808)	135,603	40,144
Income taxes payable	209,919	-	(213,154)
Total Adjustments	(2,350,316)	(744,068)	(626,861)

Net cash provided/(used) by operating activities	241,454	2,299,633	170,971

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(10,376)	(16,520)	(501)
Acquisition of intangible assets	-	(2,231,791)	-
Net cash used by investing activities	(10,376)	(2,248,311)	(501)

Effect of exchange rate changes on cash and cash equivalents	40,024	33,595	12,563

Net change in cash and cash equivalents	271,102	84,917	183,033
Cash and cash equivalents, beginning balance	542,150	457,233	274,200
Cash and cash equivalents, ending balance	$813,252	$542,150	$457,233

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$274,106	$-	213,154
Interest payments	-	$-	-

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO., LTD. (A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.) CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2008, 2007AND 2006

			Additional	Other			Total
	Capital Stock	Subscription	Paid-in	Comprehensive	Statutory	Retained	Stockholders
	Amount	Receivables	Capital	Income	Reserves	Earnings	Equity

Balance December 31, 2005	$13	$(13)	$1,486,363	$-	$78,223	$704,006	$2,268,592
							-
Foreign currency translation adjustments				17,451			17,451
							-
Transferred to Statutory reserve					79,783	(79,783)	-
							-
Income for the year ended December 31, 2006						797,832	797,832
							-
Balance December 31, 2006	13	(13)	1,486,363	17,451	158,006	1,422,055	3,083,875

Foreign currency translation adjustments				107,237			107,237
							-
Transferred to Statutory reserve					304,370	(304,370)	-
							-
Income for the year ended December 31, 2007						3,043,701	3,043,701
							-
Balance December 31, 2007	13	(13)	1,486,363	124,688	462,376	4,161,386	6,234,813

Foreign currency translation adjustments				188,741			188,741

Transferred to Statutory reserve					259,177	(259,177)	-

Income for the year ended December 31, 2008						2,591,770	2,591,770

Balance December 31, 2008	$13	$(13)	$1,486,363	$313,429	$721,553	$6,493,979	$9,015,324

The accompanying notes are an integral part of these financial statements

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 1 – ORGANIZATION

China Children Pharmaceuticals Co., Ltd., a wholly owned subsidiary of Asia-Pharm Holding Inc., (the “Company”) was formed on June 27, 2008 under the laws of Hong Kong. The Company formed Coova Children Pharmaceuticals Co., Ltd,)”Coova” or the “WOFE”) on July 25, 2008. Coova is a wholly owned subsidiary of China Children Pharmaceuticals Co., Ltd.

On August 4, 2008, Coova Children Pharmaceuticals Co., Ltd, entered into a series of agreements including a Management Entrustment Agreement, a Shareholders’ Voting Proxy Agreement, an Exclusive Option Agreement and a Share Pledge Agreement (the “Agreements”) with Shaanxi Jiali Pharmaceuticals Co., Ltd. (Jiali") and its shareholders (the “Transaction”). Shaanxi Jiali Pharmaceuticals Co., Ltd. is a corporation formed under the laws of the PRC. According to these Agreements, Coova acquired management control of Jiali whereby Coova is entitled to all of the net profits of Jiali, as a management fee,  and is obligated to fund Jiali operations and pay all of the debts.

The contractual arrangements completed on August 4, 2008 provide that Coova has controlling interest in Jiali as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51, which requires Coova to consolidate the financial statements of Jilai and ultimately consolidate with its parent company, China Children Pharmaceuticals Co., Ltd.

The Company, through its subsidiary, and exclusive contractual arrangement with Shaanxi Jiali Pharmaceuticals Co., Ltd., is engaged in the business of manufacturing and marketing over-the-counter (“OTC”) and prescription pharmaceutical products for the Chinese marketplace as treatment for a variety of diseases and conditions.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary.  All inter-company accounts and transactions have been eliminated in consolidation.  The Company has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

In determining Shaanxi Jiali Pharmaceutical Co. Ltd. is the VIE of Coova Children Pharmaceuticals Co., Ltd., the Company considered the following indicators, among others:

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

●
Coova has the full right to control and administrate the financial affairs and daily operation of  Jiali and has the right to manage and control all assets of Jiali. The equity holders of Jiali as a group have no right to make any decision about Jiali’s activities without the consent of Coova.

●
Coova was assigned all voting rights of Jiali and has the right to appoint all directors and senior management personnel of Jiali. The equity holders of Shaanxi Jiali possess no substantive voting rights.

●
Coova was assigned all voting rights of Shaanxi Jiali and has the right to appoint all directors and senior management personnel of Jiali. The equity holders of Jiali possess no substantive voting rights.

●	Coova will provide financial support if Jiali requires additional funds to maintain its operations and to repay its debts.

●
Coova should be paid a management fee equal to Jiali’s earnings before taxes.  If there are no earnings before taxes and other cash expenses, then no fee shall be paid.  If Jiali sustains losses, they will be carried over to the next period and deducted from the next management fee.  Coova should assume all operation risks of Jiali and bear all losses of Jiali.  Therefore, Coova is the primary beneficiary of  Jiali.

Translation Adjustment

As of December 31, 2008 and December 31, 2007, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“CNY”).  Such financial statements were translated into U.S. Dollars (“USD”) in accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation” (“SFAS No. 52”), with the CNY as the functional currency.  According to SFAS No. 52, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income,” as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company follows the Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income.”  Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.   Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis.  There were no allowances for doubtful accounts as of December 31, 2008 and 2007, respectively.

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2008 and December 31, 2007, inventory consist of the following:

	2008	2007
Raw materials	$406,666	$343,452
Finished goods	301,199	50,988
Provision for obsolescence	(163,986)	-
Total	$543,879	$394,440

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Buildings	30 years
Plant and equipment	5-14 years
Transportation equipment	5-10 years
Office equipment	5 -10 years

As of December 31, 2008 and 2007 Property, Plant & Equipment consist of the following:

	2008	2007
Buildings	$445,845	$445,845
Plant and equipment	859,665	859,665
Transportation equipment	5,609	5,609
Office equipment	40,354	29,977
Total	1,351,473	1,341,096
Accumulated depreciation	(450,616)	(338,606)
	$900,857	$1,002,490

Depreciation expense for the years ending December 31, 2008, 2007, and 2006 was $112,009, $99,676,
and $94,514, respectively.

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill

Goodwill represents the excess cost of a business acquisition over the fair value of the net assets acquired.  In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (Statement 142), indefinite-life identifiable intangible assets and goodwill are not amortized. Under the provisions of Statement 142, we are required to perform an annual impairment test of our goodwill. Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit, which we define as our business segments, with its net book value or carrying amount including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test compares the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination.  The fair value of the reporting unit is allocated to all of the assets and liabilities of that unit including any unrecognized intangible assets as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.  Goodwill as of December 2008 and 2007 was $ 612,745.

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from ten to fifty years. Management evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No impairments of intangible assets have been identified during any of the periods presented. The land use rights will expire in 2056 and 2058. The proprietary technologies were contributed by four shareholders of the Company and relate to the production of the Company's five state approved drugs. All of the Company’s intangible assets are subject to amortization with estimated lives of:

Land use right	50 years
Proprietary technologies	10 years

The components of finite-lived intangible assets are as follows:

	December 31,	December 31,
	2008	2007
Land use right	$264,625	$264,625
Proprietary technologies	2,966,355	2,966,355
	3,230,980	3,230,980
Less: Accumulated amortization	(1,041,605)	(714,747)
	$2,189,375	$2,516,233

Amortization expense for the years ending December 31, 2008, 2007, and 2006 was $326,858,$205,763 and $72,122, respectively.

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets – (continued)

The estimated future amortization expenses related to intangible asset as of December 31, 2008 are as follows:

Years Ending December 31,
2009	$326,858
2010	326,858
2011	326,858
2012	326,858
2013	326,858
Thereafter	$555,085

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2008 there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition.” Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising
Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for uncertainty in Income Taxes.” FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “Accounting for Contingencies.” FIN 48 is effective for fiscal years beginning after December 15, 2006. As a result of implementing FIN 48, there have been no adjustments to the Company’s financial statements.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

On February 16, 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets – an amendment to FASB Statement No. 140.” SFAS No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB released FASB interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109,” (FIN No. 48).  FIN No. 48 clarifies the accounting and reporting for uncertainties in income tax law.  This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.  This Statement is effective for fiscal years beginning after December 15, 2006.  As a result of implementing FIN No. 48, there has been no adjustments to the Company’s financial statements.

In September, 2006, FASB issued SFAS No. 157, “Fair Value Measurements.”  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2006, FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS No. 158”). SFAS No. 158 improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.  However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

a.	A brief description of the provisions of this Statement
b.	The date that adoption is required
c.	The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”).  SAB 108 was issued to provide interpretive guidance on how the effects of the carryover reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provisions of SAB 108 are effective for the Company for its December 31, 2006 year-end.  The adoption of SAB 108 had no impact on the Company’s consolidated financial statements.

In February, 2007, FASB issued SFAS 159, ‘The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.”  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”).  SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired.  SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination.  This statement is effective for the Company beginning January 1, 2009.  The adoption of this standard had no impact on the Company’s consolidated financial statement.

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
 (A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements.”  This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary.  It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009.  Adoption of this standard is not expected to have a significant impact on the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133: and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows.  The Company does not expect the impact of this adoption to be material.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, “Determination of the Useful Life of Intangible Assets,” which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets.”  This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is prohibited.  Application of this FSP is not expected to have a significant impact on the financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  This Statement will provide a framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature.  The Company is currently assessing the impact of SFAS No. 162 on its financial position and results of operations.

In June 2008, the FASB ratified the consensus reached on Emerging Issues Task Force (“EITF”) Issue No. 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF No. 07-05”). EITF No. 07-05 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. EITF No. 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company does not expect the impact of this adoption to be material.

Note 3 – OTHER RECEIVABLES

Other receivables mainly consist of cash advances to employees . As of December 31, 2008 and December 31, 2007, the other receivables were $41,578 and $15,920, respectively.

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 4 – DUE TO RELATED PARTY

The Company has a payable due to a related party.  As of December 31, 2008 and December 31, 2007, due to relate party were $-0- and $54,689, respectively.

Note 5 – COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People’s Republic of China (“PRC”) entitles employees to annual vacation leave after 1 year of service.  In general, all leave must be utilized annually, with proper notification.  Any unutilized leave is cancelled.

Note 6 – INCOME TAXES

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) through December 31, 2007 is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.  As of January 1, 2008, the EIT is at a statutory rate of 25%.  The Company is a high tech enterprise and under PRC Income Tax Laws, it is entitled to a two-year exemption for 2006 through 2007.  Starting from January 1, 2008, the EIT is at a discounted rate of 15%.

The following is a reconciliation of income tax expense:

12/31/2008	International	Total
Current	$484,024	$484,024
Deferred	-	-
Total	$484,024	$484,024

12/31/2007	International	Total
Current	$-	$-
Deferred	-	-
Total	$-	$-

12/31/2006	International	Total
Current	$-	$-
Deferred	-	-
Total	$-	$-

Note 7 –  COMMITMENTS & CONTINGENCIES

The Company leases facilities under operating leases, extending through July 2009, that it pays for on an annual basis and accrues for throughout the year.   For the years ended December 31, 2008 and December 31, 2007, rent expense was $25,515, $17,513 and $ 0, respectively.  The future minimum obligations under these agreements are as follows:

2009	$7,351

The Company is also committed to pay $646,342 for advertising thru October 2009.

CHINA CHILDREN PHARMACEUTICALS CO., LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 8 – STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital. Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2008 and December 31, 2007, the Company had allocated $721,553 and $462,376, respectively, to these non-distributable reserve funds.

Note 9 – OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders’ equity, at December 31, 2008, 2007, and 2006, are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at December 31, 2005	$-	$-
Change for 2006	17,451	17,451
Balance at December 31, 2006	17,451	17,451
Change for 2007	107,237	107,237
Balance at December 31, 2007	124,688	124,688
Change for 2008	188,741	188,741
Balance at December 31, 2008	$313,429	$313,429

Note 10 – CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 11 – MAJOR CUSTOMERS AND CREDIT RISK

Five customers accounted for more than 10% of accounts receivable at December 31, 2008, totaling 91%; at December 31, 2007, no customer was greater than 10% of accounts receivable.  Five vendors accounted for more than 10% of accounts payable at December 31, 2008, totaling 68%; at December 31, 2007, three vendors accounted for greater than 10%, totaling 49%. Six customers accounted for greater than 10% of sales at year end December 31, 2008, totaling 100%; at December 31, 2007, no customer accounted for greater than 10% of sales; at December 31, 2006, five customers accounted for greater than 10% of sales, totaling 62%.  Five vendors supplied 74% of purchases at December 31, 2008.  For December 31, 2007 and 2006, two vendors accounted for 27% and 58% of purchases.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

ACSBAcquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route one	1 Penn Plaza
Iselin, New Jersey, 08830	36the Floor
732.855.9600	New York, NY 10119

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
China Children Pharmaceuticals Co., Ltd.

We have reviewed the accompanying consolidated balance sheets of China Children Pharmaceuticals Co., Ltd., a wholly owned subsidiary of Asia-Pharm Holding Inc., as of March 31, 2009 and 2008 and the consolidated statements of operations for the three months ended March 31, 2009 and 2008 and consolidated statements of cash flows for the three months then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets  of China Children Pharmaceuticals Co., Ltd. as of December 31, 2008 and 2007 and the related consolidated statements of income, retained earnings and comprehensive income, and consolidated statement of cash flows for the year then ended; and in our report dated September 14, 2009 we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheets as of December 31, 2008, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountants

New York, N.Y.
September 14, 2009

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2009 AND DECEMBER 31, 2008

ASSETS	3/31/2009	12/31/2008
Current Assets
Cash and cash equivalents	$1,280,384	$813,252
Accounts receivable, net	4,116,520	3,286,863
Other receivable	35,147	41,578
Due from a related party	2,074	-
Inventory	319,771	543,879
Prepaid expenses	2,940,108	2,935,404
Total Current Assets	8,694,004	7,620,976

Property & equipment, net	872,168	900,857
Goodwill	612,745	612,745
Intangible Assets	2,106,280	2,189,375
Total Assets	$12,285,197	$11,323,953
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$477,782	$451,182
Accrued expenses and other payables	1,754,974	1,490,671
Trade deposit received	5,944	5,936
VAT tax payable	105,044	147,612
Income tax payable	130,928	213,228

Total Current Liabilities	2,474,672	2,308,629

Stockholders' Equity

Capital stock	$13	$13
Subscription receivables	(13)	(13)
Additional paid in capital	1,486,363	1,486,363
Statutory reserve	800,393	721,553
Other comprehensive income	320,232	313,429
Retained earnings	7,203,537	6,493,979
Total Stockholders' Equity	9,810,525	9,015,324
Total Liabilities and Stockholders' Equity	$12,285,197	$11,323,953

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

	2009	2008

Sales, net	$3,595,650	$3,258,923

Cost of sales	1,454,853	1,037,984
Gross profit	2,140,797	2,220,939

General and administrative expenses	1,221,502
Income from operations	919,295	704,288

Other (Income) Expense
Interest (income)	-	(4,988)
Other (income)	(38)	(103)
Other expense	26	17
Total Other (Income) Expense	(12)	(5,074)
Income before income taxes	919,307	709,362

Provision for income taxes	130,909	89,791
Net income	$788,398	$619,571

Consolidated Statement of Comprehensive Income

Net income	$788,398	$619,571
Foreign currency translation adjustment	6,803	103,294
Comprehensive income	$795,201	$722,865

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$788,398	$619,571
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28,689	26,870
Amortization of intangible assets	83,095	79,284

(Increase) / decrease in assets:
Accounts receivables	(825,410)	995,313
Inventory	224,759	(96,615)
Prepaid expense	(1,017)	(699,075)
Other receivable	6,481	3,944
Due from a related party	(2,074)	-
Increase / (decrease) in current liabilities:
Accounts payable	26,030	52,134
Accrued expenses and other payables	262,393	114,394
Due to related parties	-	(55,744)
VAT payable	(42,748)	(78,109)
Income taxes payable	(82,556)	89,791
Total Adjustments	(322,358)	432,187

Net cash provided/(used) by operating activities	466,040	1,051,758

Effect of exchange rate changes on cash and cash equivalents	1,092	45,525

Net change in cash and cash equivalents	467,132	1,097,283
Cash and cash equivalents, beginning balance	813,252	542,150
Cash and cash equivalents, ending balance	$1,280,384	$1,639,433

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$213,465	$-
Interest payments	$-	$-

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

	Capital Stock Amount	Subscription Receivables	Additional Paid-in Capital	Other Comprehensive Income	Statutory Reserves	Retained Earnings	Total Stockholders Equity

Balance December 31, 2008	$13	$(13)	$1,486,363	$313,429	$721,553	$6,493,979	$9,015,324

Capital contribution

Foreign currency translation adjustments				6,803			6,803

Transferred to Statutory reserve					78,840	(78,840)	-

Income for the three months ended March 31, 2009						788,398	788,398

Balance March 31, 2009	$13	$(13)	1,486,363	$320,232	$800,393	$7,203,537	$9,810,525

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 1 – ORGANIZATION

China Children Pharmaceuticals Co., Ltd., a wholly owned subsidiary of Asia-Pharm Holding Inc., (the “Company”) was formed on June 27, 2008 under the laws of Hong Kong. The Company formed Coova Children Pharmaceuticals Co., Ltd,)”Coova” or the “WOFE”)  was formed on July 25, 2008. Coova is a wholly owned subsidiary of China Children Pharmaceuticals Co., Ltd.

On August 4, 2008, Coova Children Pharmaceuticals Co., Ltd, entered into a Management Entrustment Agreement, with Shaanxi Jiali Pharmaceuticals Co., Ltd. (Jiali") and its shareholders (the “Transaction”). Shaanxi Jiali Pharmaceuticals Co., Ltd. is a corporation formed under the laws of the PRC. According to this Agreement, Coova acquired management control of Jiali whereby Coova is entitled to all of the net profits of Jiali, as a management fee,  and is obligated to fund Jiali operations and pay all of the debts.

The contractual arrangements completed on August 4, 2008 provide that Coova has controlling interest in Jiali as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51, which requires Coova to consolidate the financial statements of Jilai and ultimately consolidate with its parent company, China Children Pharmaceuticals Co., Ltd.

The Company, through its subsidiary, and exclusive contractual arrangement with Shaanxi Jiali Pharmaceuticals Co., Ltd., is engaged in the business of manufacturing and marketing over-the-counter (“OTC”) and prescription pharmaceutical products for the Chinese marketplace as treatment for a variety of diseases and conditions.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary.  All inter-company accounts and transactions have been eliminated in consolidation.  The Company has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

In determining Shaanxi Jiali Pharmaceutical Co. Ltd. is the VIE of Coova Childeren Pharmaceuticals Co., Ltd., the Company considered the following indicators, among others:

●
Coova has the full right to control and administrate the financial affairs and daily operation of  Jiali and has the right to manage and control all assets of Jiali. The equity holders of Jiali as a group have no right to make any decision about Jiali’s activities without the consent of Coova.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

●	Coova was assigned all voting rights of Jiali and has the right to appoint all directors and senior management personnel of Jiali. The equity holders of Jiali possess no substantive voting rights.

●	Coova will provide financial support if Jiali requires additional funds to maintain its operations and to repay its debts.

●
Coova should be paid a management fee equal to Jiali’s earnings before taxes.  If there are no earnings before taxes and other cash expenses, then no fee shall be paid.  If  Jiali sustains losses, they will be carried over to the next period and deducted from the next management fee.  Coova should assume all operation risks of Shaanxi Jiali and bear all losses of Jiali.  Therefore, Coova is the primary beneficiary of Jiali.

Translation Adjustment

As of March 31, 2009 and December 31, 2008, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“CNY”).  Such financial statements were translated into U.S. Dollars (“USD”) in accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation” (“SFAS No. 52”), with the CNY as the functional currency.  According to SFAS No. 52, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income,” as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company follows the Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income.”  Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.   Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis.  There were no allowances for doubtful accounts as of March 31, 2009 and 2008, respectively.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of March 31, 2009 and December 31, 2008, inventory consist of the following:

	2009	2008
Raw materials	$197,154	$406,666
Finished goods	122,617	301,199
Provision for obsolescence	-	(163,986)
Total	$319,771	$543,879

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Buildings	30 years
Plant and equipment	5-14 years
Transportation equipment	5-10 years
Office equipment	5-10 years

As of March 31, 2009 and December 31, 2008, Property, Plant & Equipment consist of the following:

	2009	2008
Buildings	$445,845	$445,845
Plant and equipment	859,665	859,665
Transportation equipment	5,609	5,609
Office equipment	40,354	40,354
Total	1,351,473	1,351,473
Accumulated depreciation	(479,305)	(450,616)
	$872,168	$900,857

Depreciation expense for the three months ended March 31, 2009 and 2008 were $28,689 and $26,870, respectively.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill

Goodwill represents the excess cost of a business acquisition over the fair value of the net assets acquired.  In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (Statement 142), indefinite-life identifiable intangible assets and goodwill are not amortized. Under the provisions of Statement 142, we are required to perform an annual impairment test of our goodwill. Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit, which we define as our business segments, with its net book value or carrying amount including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test compares the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination.  The fair value of the reporting unit is allocated to all of the assets and liabilities of that unit including any unrecognized intangible assets as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit. Goodwill as of March 31, 2009 and December 2008 was $ 612,745.

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from ten to fifty years. Management evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No impairments of intangible assets have been identified during any of the periods presented. The land use rights will expire in 2056 and 2058. The proprietary technologies were contributed by four shareholders of the Company and relate to the production of the Company's five state approved drugs. All of the Company’s intangible assets are subject to amortization with estimated lives of:

Land use right	50 years
Proprietary technologies	10 years

The components of finite-lived intangible assets are as follows:

	March 31,	December 31,
	2009	2008
Land use right	$264,625	$264,625
Proprietary technologies	2,966,355	2,966,355
	3,230,980	3,230,980
Less: Accumulated amortization	(1,124,700)	(1,041,605)
	$2,106,280	$2,189,375

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimated future amortization expenses related to intangible asset as of March 31, 2009 are as follows:

2010	332,380
2011	332,380
2012	332,380
2013	332,380
2014	332,380
Thereafter	$444,380

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of March 31, 2009, there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition.” Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising
Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for uncertainty in Income Taxes.” FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “Accounting for Contingencies.” FIN 48 is effective for fiscal years beginning after December 15, 2006. As a result of implementing FIN 48, there have been no adjustments to the Company’s financial statements.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Recent Accounting Pronouncements

In September, 2006, FASB issued SFAS No. 157, “Fair Value Measurements.”  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2006, FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS No. 158”). SFAS No. 158 improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.  However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

a.	A brief description of the provisions of this Statement
b.	The date that adoption is required
c.	The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.

The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”).  SAB 108 was issued to provide interpretive guidance on how the effects of the carryover reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provisions of SAB 108 are effective for the Company for its December 31, 2006 year-end.  The adoption of SAB 108 had no impact on the Company’s consolidated financial statements.

In February, 2007, FASB issued SFAS 159, ‘The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.”  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”).  SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired.  SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination.  This statement is effective for the Company beginning January 1, 2009. Application of this standard is not expected to have a significant impact on the financial statements.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements.”  This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary.  It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009. Application of this standard is not expected to have a significant impact on the financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133: and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, “Determination of the Useful Life of Intangible Assets,” which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets.”  This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is prohibited.  Application of this FSP did  not have a significant impact on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  This Statement will provide a framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature.  Adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

In June 2008, the FASB ratified the consensus reached on Emerging Issues Task Force (“EITF”) Issue No. 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF No. 07-05”). EITF No. 07-05 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. EITF No. 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

Note 3 – OTHER RECEIVABLES

Other receivables mainly consist of cash advances to employees. As of March 31, 2009 and December 31, 2008, the other receivables were $35,147 and $41,578, respectively.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 4 – DUE FROM A RELATED PARTY

The Company has payable due from a related party.  As of March 31, 2009 and December 31, 2008, due from a  related party were $ 2,074 and $ 0, respectively.

Note 5 – COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People’s Republic of China (“PRC”) entitles employees to annual vacation leave after 1 year of service.  In general, all leave must be utilized annually, with proper notification.  Any unutilized leave is cancelled.

Note 6 – INCOME TAXES

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) through December 31, 2007 is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.  As of January 1, 2008, the EIT is at a statutory rate of 25%.  The Company is a high tech enterprise and under PRC Income Tax Laws, it is entitled to a two-year exemption for 2006 through 2007.  Starting from January 1, 2008, the EIT is at a discounted rate of 15%.

The following is a reconciliation of income tax expense:

3/31/2009	International	Total
Current	$130,909	$130,909
Deferred	-	-
Total	$130,909	$130,909

3/31/2008	International	Total
Current	$89,791	$89,791
Deferred	-	-
Total	$89,791	$89,791

Note 7 – COMMITMENTS & CONTINGENCIES

The Company leases facilities under operating leases, extending through July 2009, that it pays for on an annual basis and accrues for throughout the year.   For the three months ended March 31, 2009 and 2008, rent expense was $1,209 and $0, respectively.  The future minimum obligations under these agreements are as follows:

2009	$1,612

The Company is also committed to pay $438,175 for advertising thru October 2009.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 8 – STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of March 31, 2009 and December 31, 2008, the Company had allocated $800,393 and $721,553, respectively, to these non-distributable reserve funds.

Note 9 – OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders’ equity, at March 31, 2009, are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at December 31, 2008	$313,429	$313,429
Change for 2009	6,803	6,803
Balance at March 31, 2009	320,232	320,232

Note 10 – CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 11 – MAJOR CUSTOMERS AND CREDIT RISK

Six customers accounted for more than 10% of accounts receivable at March 31, 2009, totaling 99%; at March 31, 2008, four customers were greater than 10% of accounts receivable, totaling 69%.  Four vendors accounted for more than 10% of accounts payable at March 31, 2009, totaling 64%; at March 31, 2008, six vendors accounted for greater than 10%, totaling 93%.

Six customers accounted for greater than 10% of sales for the three months ended March 31, 2009, totaling 100%; at March 31, 2008, five customers accounted for greater than 10% of sales, totaling 90%.  Four vendors supplied 85% of purchases at March 31, 2009.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

ACSBAcquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route one	1 Penn Plaza
Iselin, New Jersey, 08830	36the Floor
732.855.9600	New York, NY 10119

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
China Children Pharmaceuticals Co., Ltd.

We have reviewed the accompanying consolidated balance sheets  of China Children Pharmaceuticals Co., Ltd., a wholly owned subsidiary of Asia-Pharm Holdings, Inc. as of June 30, 2009 and 2008 and the consolidated statements of operations for the six months ended June 30, 2009 and 2008 and consolidated statements  of cash flows for the six months then ended.  These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of China Children Pharmaceuticals Co., Ltd. as of December 31, 2008 and 2007 and the related consolidated statements of income, retained earnings and comprehensive income, and consolidated statement of cash flows for the year then ended; and in our report dated September 14, 2009 we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheets as of December 31, 2008, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountants

New York, N.Y.
September 14, 2009

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)
CONSOLIDATED BALANCE SHEETS
AS OF JUNE, 2009 AND DECEMBER 31, 2008

ASSETS	6/30/2009	12/31/2008

Current Assets
Cash and cash equivalents	$829,314	$813,252
Accounts receivable, net	5,105,977	3,286,863
Other receivable	5,687	41,578
Due from related parites	7,188	-
Inventory	758,359	543,879
Prepaid expenses	3,383,515	2,935,404
Total Current Assets	10,090,040	7,620,976

Property & equipment, net	843,545	900,857
Goodwill	612,745	612,745
Intangible Assets	2,023,104	2,189,375
Total Assets	$13,569,434	$11,323,953

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$559,371	$451,182
Accrued expenses and other payables	2,082,435	1,490,671
Due to related party	28,597	-
Trade deposit received	6,301	5,936
VAT tax payable	147,751	147,612
Income tax payable	136,974	213,228

Total Current Liabilities	2,961,429	2,308,629

Stockholders' Equity

Capital stock	$13	$13
Subscription receivables	(13)	(13)
Additional paid in capital	1,486,363	1,486,363
Statutory reserve	880,133	721,553
Other comprehensive income	320,311	313,429
Retained earnings	7,921,198	6,493,979
Total Stockholders' Equity	10,608,005	9,015,324
Total Liabilities and Stockholders' Equity	$13,569,434	$11,323,953

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)
CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

	2009	2008

Sales, net	$7,142,775	$6,584,523

Cost of sales	2,786,688	2,133,950
Gross profit	4,356,087	4,450,573

General and administrative expenses	2,502,564	3,044,281
Income from operations	1,853,523	1,406,292

Other (Income) Expense
Interest (income)		(15,430)
Other (income)	(287)	(103)
Other expense	30	53
Total Other (Income) Expense	(257)	(15,480)
Income before income taxes	1,853,780	1,421,772

Provision for income taxes	267,981	271,162
Net income	$1,585,799	$1,150,610

Consolidated Statement of Comprehensive Income

Net income	$1,585,799	$1,150,610
Foreign currency translation adjustment	6,882	176,439
Comprehensive income	$1,592,681	$1,327,049

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO. LTD
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,585,799	$1,150,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	57,311	54,730
Amortization of intangible assets	166,271	160,913
Allowance doubt of account	108,180	-

(Increase) / decrease in assets:
Accounts receivables	(1,924,074)	(294,911)
Inventory	(213,885)	(587,166)
Prepaid expense	(444,397)	(949,754)
Other receivable	35,973	(4,061)
Due from (to) shareholders	21,424	(57,392)
Increase / (decrease) in current liabilities:
Accounts payable	107,647	(105,230)
Accrued expenses and other payables	590,137	824,412
Trade deposit received	357	-
VAT payable	(64)	(177,395)
Income taxes payable	(76,601)	181,372
Total Adjustments	(1,571,721)	(954,482)

Net cash provided/(used) by operating activities	14,078	196,128

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of property, plant and equipment	-
Net cash used by investing activities	-	(10,365)

Effect of exchange rate changes on cash and cash equivalents	1,984	67,543

Net change in cash and cash equivalents	16,062	253,306
Cash and cash equivalents, beginning balance	813,252	542,150
Cash and cash equivalents, ending balance	$829,314	$795,456

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$213,673	$-
Interest payments	$-	$-

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

	Capital Stock Amount	Subscription Receivables	Additional Paid-in Capital	Other Comprehensive Income	Statutory Reserves	Retained Earnings	Total Stockholders Equity

Balance December 31, 2008	$13	$(13)	$1,486,363	$313,429	721,553	$6,493,979	$9,015,324

Foreign currency translation adjustments				6,882			6,882

Transferred to Statutory reserve					158,580	(158,580)	-

Income for the three months ended March 31, 2009						1,585,799	1,585,799

Balance June 30, 2009	$13	$(13)	1,486,363	$320,311	880,133	$7,921,198	$10,608,005

The accompanying notes are an integral part of these financial statements

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009

Note 1 – ORGANIZATION

China Children Pharmaceuticals Co., Ltd., a wholly owned subsidiary of Asia-Pharm Holding Inc., (the “Company”) was formed on June 27, 2008 under the laws of Hong Kong. The Company formed Coova Children Pharmaceuticals Co., Ltd,)”Coova” or the “WOFE”)  was formed on July 25, 2008. Coova is a wholly owned subsidiary of China Children Pharmaceuticals Co., Ltd.

On August 4, 2008, Coova Children Pharmaceuticals Co., Ltd, entered into a Management Entrustment Agreement, with Shaanxi Jiali Pharmaceuticals Co., Ltd. (Jiali") and its shareholders (the “Transaction”). Shaanxi Jiali Pharmaceuticals Co., Ltd. is a corporation formed under the laws of the PRC. According to this Agreement, Coova acquired management control of Jiali whereby Coova is entitled to all of the net profits of Jiali, as a management fee,  and is obligated to fund Jiali operations and pay all of the debts.

The contractual arrangements completed on August 4, 2008 provide that Coova has controlling interest in Jiali as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51, which requires Coova to consolidate the financial statements of Jilai and ultimately consolidate with its parent company, China Children Pharmaceuticals Co., Ltd.

The Company, through its subsidiary, and exclusive contractual arrangement with Shaanxi Jiali Pharmaceuticals Co., Ltd., is engaged in the business of manufacturing and marketing over-the-counter (“OTC”) and prescription pharmaceutical products for the Chinese marketplace as treatment for a variety of diseases and conditions.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary.  All inter-company accounts and transactions have been eliminated in consolidation.  The Company has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

In determining Shaanxi Jiali Pharmaceutical Co. Ltd. is the VIE of Coova Children Pharmaceuticals Co., Ltd., the Company considered the following indicators, among others:

●
Coova has the full right to control and administrate the financial affairs and daily operation of  Jiali and has the right to manage and control all assets of Jiali. The equity holders of Jiali as a group have no right to make any decision about Jiali’s activities without the consent of Coova.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

●	Coova was assigned all voting rights of Jiali and has the right to appoint all directors and senior management personnel of Jiali. The equity holders of Jiali possess no substantive voting rights.

●	Coova was assigned all voting rights of Jiali and has the right to appoint all directors and senior management personnel of Jiali. The equity holders of Jiali possess no substantive voting rights.

●	Coova will provide financial support if Jiali requires additional funds to maintain its operations and to repay its debts.

●
Coova should be paid a management fee equal to Jiali’s earnings before taxes.  If there are no earnings before taxes and other cash expenses, then no fee shall be paid.  If Jiali sustains losses, they will be carried over to the next period and deducted from the next management fee.  Coova should assume all operation risks of Jiali and bear all losses of Jiali.  Therefore, Coova is the primary beneficiary of Jiali.

Translation Adjustment

As of June 30, 2009 and December 31, 2008, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“CNY”).  Such financial statements were translated into U.S. Dollars (“USD”) in accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation” (“SFAS No. 52”), with the CNY as the functional currency.  According to SFAS No. 52, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income,” as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company follows the Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income.”  Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.   Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis. Allowances for doubtful accounts as of June 30, 2009 and 2008 were $108,180 and $ 0, respectively.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of June 30, 2009 and December 31, 2008, inventory consist of the following:

	2009	2008
Raw materials	$485,915	$406,666
Finished goods	272,444	301,199
Provision for obsolescence	-	(163,986)
Total	$758,359	$543,879

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Buildings	30 years
Plant and equipment	5-14 years
Transportation equipment	5-10 years
Office equipment	5-10 years

As of June 30, 2009 and December 31, 2008, Property, Plant & Equipment consist of the following:

	2009	2008
Buildings	$445,845	$445,845
Plant and equipment	859,665	859,665
Transportation equipment	5,609	5,609
Office equipment	40,354	40,354
Total	1,351,473	1,351,473
Accumulated depreciation	(507,927)	(450,616)
	$843,545	$900,857

Depreciation expense for the six months ended June 30, 2009 and 2008 were $57,311 and $54,730, respectively.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill

Goodwill represents the excess cost of a business acquisition over the fair value of the net assets acquired.  In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (Statement 142), indefinite-life identifiable intangible assets and goodwill are not amortized. Under the provisions of Statement 142, we are required to perform an annual impairment test of our goodwill. Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit, which we define as our business segments, with its net book value or carrying amount including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test compares the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination.  The fair value of the reporting unit is allocated to all of the assets and liabilities of that unit including any unrecognized intangible assets as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.  Goodwill as of June 30, 2009 and December 31, 2008 are $ 612,745 and $ 612,745.

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from ten to fifty years. Management evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No impairments of intangible assets have been identified during any of the periods presented. The land use rights will expire in 2056 and 2058. The proprietary technologies were contributed by four shareholders of the Company and relate to the production of the Company's five state approved drugs. All of the Company’s intangible assets are subject to amortization with estimated lives of:

Land use right	50 years
Proprietary technologies	10 years

The components of finite-lived intangible assets are as follows:

	June 30,	December 31,
	2009	2008
Land use right	$264,625	$264,625
Proprietary technologies	2,966,355	2,966,355
	3,230,980	3,230,980
Less: Accumulated amortization	(1,207,876)	(1,041,605)
	$2,023,104	$2,189,375

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimated future amortization expenses related to intangible asset as of June 30, 2009 are as follows:

2010	332,542
2011	332,542
2012	332,542
2013	332,542
2014	332,542
Thereafter	$360,394

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of June 30, 2009, there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition.” Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for uncertainty in Income Taxes.” FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “Accounting for Contingencies.” FIN 48 is effective for fiscal years beginning after December 15, 2006. As a result of implementing FIN 48, there have been no adjustments to the Company’s financial statements.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In September, 2006, FASB issued SFAS No. 157, “Fair Value Measurements.”  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles
 (“GAAP”), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS No. 158”). SFAS No. 158 improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.  However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

a.	A brief description of the provisions of this Statement
b.	The date that adoption is required
c.	The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.

The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”).  SAB 108 was issued to provide interpretive guidance on how the effects of the carryover reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provisions of SAB 108 are effective for the Company for its December 31, 2006 year-end.  The adoption of SAB 108 had no impact on the Company’s consolidated financial statements.

In February, 2007, FASB issued SFAS 159, ‘The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.”  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”).  SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired.  SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination.  This statement is effective for the Company beginning January 1, 2009.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements.”  This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary.  It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133: and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, “Determination of the Useful Life of Intangible Assets,” which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets.”  This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is prohibited. The adoption of this new FSP did not have a material impact on the Company’s financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  This Statement will provide a framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30,2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2008, the FASB ratified the consensus reached on Emerging Issues Task Force (“EITF”) Issue No. 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF No. 07-05”). EITF No. 07-05 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. EITF No. 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

Note 3 – OTHER RECEIVABLES

Other receivables mainly consist of cash advances to employees. As of June 30, 2009 and December 31, 2008, the other receivables were $5,687 and $41,578, respectively.

Note 4 – DUE TO RELATED PARTY

The Company has payables due to a related party.  As of June 30, 2009 and December 31, 2008, due to related party were $ 28,597 and $ 0, respectively.

Note 5 – COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People’s Republic of China (“PRC”) entitles employees to annual vacation leave after 1 year of service.  In general, all leave must be utilized annually, with proper notification.  Any unutilized leave is cancelled.

Note 6 – INCOME TAXES

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) through December 31, 2007 is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.  As of January 1, 2008, the EIT is at a statutory rate of 25%.  The Company is a high tech enterprise and under PRC Income Tax Laws, it is entitled to a two-year exemption for 2006 through 2007.  Starting from January 1, 2008, the EIT is at a discounted rate of 15%.

The following is a reconciliation of income tax expense:

6/30/2009	International	Total
Current	$267,981	$267,981
Deferred	-	-
Total	$267,981	$267,981

6/30/2008	International	Total
Current	$271,162	$271,162
Deferred	-
Total	$271,162	$271,162

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009

Note 7 – COMMITMENTS & CONTINGENCIES

The Company leases facilities under operating leases, extending through July 2009, that it pays for on an annual basis and accrues for throughout the year.   For the six months ended June 30, 2009 and 2008, rent expense was $ 2,420 and $0, respectively.  The future minimum obligations under these agreements are as follows:

2009	$404

The Company is also committed to pay $219,301 for advertising thru October 2009.

Note 8 – STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of June 30, 2009 and December 31, 2008, the Company had allocated $880,133 and $721,553, respectively, to these non-distributable reserve funds.

Note 9 – OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders’ equity, at June 30, 2009, are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at December 31, 2008	$313,429	$313,429
Change for 2009	6,882	6,882
Balance at June 30, 2009	320,311	320,311

Note 10 – CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009

Note 11 – MAJOR CUSTOMERS AND CREDIT RISK

Six customers accounted for more than 10% of accounts receivable at June 30, 2009, totaling 98%; at June 30, 2008, four customers were greater than 10% of accounts receivable, totaling 79%. Five vendors accounted for more than 10% of accounts payable at March 31, 2009, totaling 77%; at June 30, 2008, two vendors accounted for greater than 10%, totaling 51%.

Six customers accounted for greater than 10% of sales for the three months ended June 30, 2009, totaling 94%; at June 30, 2008, Three customers accounted for greater than 10% of sales, totaling 74%.  Five vendors supplied 92% of purchases at June 30, 2009. At June 30, 2008, five vendors supplied 80% of purchase.

LID HAIR STUDIOS INTERNATIONAL, INC.

Pro Forma Condensed Combined Financial Statements
(Unaudited)

For the Period Ended June 30, 2009

LID Hair Studios International, Inc.
Index to Pro Forma Condensed Combined Financial Statements (Unaudited)

LID Hair Studios International, Inc.
Introduction to Pro Forma Condensed Combined Financial Statements (Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the transaction between Lid Hair Studio International, Inc. (the “Company”) and Asia-Pharm Holding, Inc. (“Asia-Pharm”). In accordance with the Share Exchange Agreement pursuant to which the Company will acquire all of the outstanding capital stock and ownership interest of China Children Pharmaceuticals Co., Ltd. (“China Children”) from Aisa-Pharm in consideration for the issuance of 7,000,000 shares of the Company’s common stock.  The Share Exchange will result in a change in control of the Company, with Asia-Pharm owning approximately 85.07% of the Company’s common stock after giving effect to a spin-out of the Company’s wholly-owned subsidiary and a 7 for 2 reverse split of the Company’s common stock. Upon the closing of the transactions contemplated by the Share Exchange Agreement, China Children will become a wholly-owned subsidiary of the Company. This transaction will be accounted for as a reverse acquisition.

The pro forma condensed combined statements of operations for the period ended June 30, 2009 assumes that the Exchange Transaction was consummated on January 1, 2009. The pro forma condensed combined balance sheet as of June 30, 2009 assumes the Share Exchange Transaction, the spin-out of the Company’s subsidiary and the 7 for 2 reverse split were consummated on that date. The information presented in the pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Share Exchange Transaction, spin-out of the Company’s subsidiary, 2 for 1 reverse split occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Share Exchange Transaction, the Spin-out of the Company’s subsidiary and the 7 for 2 reverse split of the shares.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of the Company and China Children.

LID HAIR STUDIOS INTERNATIONAL, INC. AND
CHINA CHILDREN PHARMACEUTICAL CO., LTD.
Combined – Pro Forma Balance Sheet
As of June 30, 2009
(unaudited)

	Lid Hair Studios	China Children Pharmaceutical			Pro Forma Adjustments		Pro Forma
	International, Inc.	Co., Ltd.	Combined		Debit	Credit	Combined

	ASSETS

Current assets
Cash and cash equivalents	$5,748	$829,314	$835,062	(a)(c)	$-	$5,748	$829,314
Accounts receivable, net	-	5,105,977	5,105,977		-	-	5,105,977
Other receivable	-	5,687	5,687		-	-	5,687
Due from related parties	-	7,188	7,188		-	-	7,188
Inventory	518	758,359	758,877	(a)	-	518	758,359
Prepaid expenses	1,298	3,383,515	3,384,813	(a)	-	1,298	3,383,515
	7,564	10,090,040	10,097,604		-	7,564	10,090,040
Property and equipment, net	17,483	843,545	861,028	(a)	-	17,483	843,545
Goodwill	-	612,745	612,745		-	-	612,745
Intangible assets	9,092	2,023,104	2,032,196	(a)	-	9,092	2,023,104

	$34,139	$13,569,434	$13,603,573		$-	$34,139	$13,569,434

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$22,117	$559,371	$581,488	(a)(c)	$22,117	$-	$559,371
Accrued expenses and other payables	6,250	2,082,435	2,088,685	(c)	6,250	-	2,082,435
Due to related party	48,843	28,597	77,440	(c)	48,843	-	28,597
Trade deposit received	-	6,301	6,301		-	-	6,301
VAT tax payable	-	147,751	147,751		-	-	147,751
Income tax payable	-	136,974	136,974		-	-	136,974
	77,210	2,961,429	3,038,639		77,210	-	2,961,429

Stockholders’ equity
Capital stock	9,300	13	9,313	(a)(b) (c)	8,084	-	1,229
Subscription receivables	-	(13)	(13)	(c)	-	13	-
Additional paid in capital	227,200	1,486,363	1,713,563	(a)(b) (c)(d)	239,988	8,843	1,482,418
Statutory reserve	-	880,133	880,133		-	-	880,133
Other comprehensive income	(276)	320,311	320,035	(a)	-	276	320,311
Retained earnings (deficit)	(279,295)	7,921,198	7,641,903	(c)(d)	-	282,011	7,923,914
	(43,071)	10,608,005	10,564,934		248,072	291,143	10,608,005

	$34,139	$13,569,434	$13,603,573		$325,282	$325,282	$13,569,434

The accompanying notes are an integral part of these combined financial statements.

LID HAIR STUDIOS INTERNATIONAL, INC. AND
CHINA CHILDREN PHARMACEUTICALS CO., LTD.
Statements of Operations
For the Period Ended June 30, 2009
(unaudited)

	Lid Hair Studios International, Inc.	China Children Pharmaceuticals Co., Ltd.	Combined	Pro Forma Adjustments		Pro Forma Combined

Sales, net	$27,986	$7,142,775	$7,170,761	(a)	$(27,986)	$7,142,775

Cost of sales	1,456	2,786,688	2,788,144	(a)	(1,456)	2,786,688

	26,530	4,356,087	4,382,617		(26,530)	4,356,087

General and administrative expenses	60,035	2,502,564	2,562,599	(a) (c) (d)	(57,319)	2,505,280

Income (loss) from operations	(33,505)	1,853,523	1,820,018		30,789	1,850,807

Other income	-	257	257		-	257

Income (loss) before income taxes	(33,505)	1,853,780	1,820,275		30,789	1,851,064

Provision for income taxes	-	267,981	267,981		-	267,981

Net income (loss) for the period	(33,505)	1,585,799	1,552,294		30,789	1,583,083

Foreign currency translation adjustment	-	(6,882)	(6,882)		-	(6,882)

Comprehensive income (loss) for the period	$(33,505)	$1,578,917	$1,545,412		$30,789	$1,576,201

The accompanying notes are an integral part of these combined financial statements.

LID HAIR STUDIOS INTERNATIONAL, INC. AND
CHINA CHILDREN PHARMACEUTICALS CO., LTD.
Notes to the Pro Forma Condensed Combined Financial Statements
For the Period Ended June 30, 2009
(unaudited)

1.             MERGER TRANSACTION

The Share Exchange Transaction is being accounted for as a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, the Company (the legal acquirer) is considered the accounting acquiree and China Children (the legal acquiree) is considered the accounting acquirer for accounting purposes.

Subsequent to the Share Exchange Transaction, the financial statements of the combined entity will in substance be those of China Children. The assets, liabilities and historical operations prior to the share exchange transaction will be those of China Children. Subsequent to the date of the Share Exchange Transaction, China Children is deemed to be a continuation of the business of the Company. Therefore post exchange financial statements will include the combined balance sheet of the Company and China Children, the historical operations of China Children and the operations of the Company and China Children from the closing date of the Share Exchange Transaction forward.

The outstanding stock of the Company prior to the Share Exchange Transaction will be accounted for at their net book value and no goodwill will be recognized.

2.             PRO FORMA ADJUSTMENTS

(A)
To reflect the spin-out of the Company’s wholly-owned subsidiary, Belford Enterprises B.C. Ltd., resulting in the re-purchase and cancellation of 5,000,000 shares of the Company’s common stock for all of the issued and outstanding shares of Belford Enterprises B.C. Ltd.

(B)	To effectuate the 7 for 2 reverse stock split of the Company’s common stock.

(C)	To recapitalize for the Share Exchange Transaction.

(D)
To reflect the issuance of 1,250,000 warrants at an exercise price of $0.30 per share with 1,250,000 piggyback warrants at an exercise price of $0.50 per share to the consultants. The fair value of warrants was estimated using a Black-Scholes option pricing model with the following assumptions: average risk-free interest rate – 1.26%; expected life – 2 years; expected volatility – 146.48%; and expected dividends – nil.  A value of $5,772 has been treated as an issuance cost and recorded as a reduction to additional paid-in capital (common stock) with a corresponding increase to additional paid-in capital (warrants). A value of $2,716 has been treated as an investor relation expense and recorded as expense in the statements of operation with a corresponding increase to additional paid-in capital (warrants).

LID HAIR STUDIOS INTERNATIONAL, INC. AND
CHINA CHILDREN PHARMACEUTICALS CO., LTD.
Notes to the Pro Forma Condensed Combined Financial Statements
For the Period Ended June 30, 2009
(unaudited)

3.           COMMON SHARES OUTSTANDING

These pro forma financial statements assume the Exchange Transaction occurred as of the beginning of the period ending June 30, 2009.  Therefore, the weighted average number of shares outstanding for the period ending June 30, 2009 equals the total number of shares outstanding upon completion of the Exchange Transaction as follows:

Pre-Exchange Transaction Common Shares Outstanding:	9,300,000
Re-purchase of the Company’s shares:	(5,000,000)
Reverse stock split (7 pre-shares for 2 post-shares):	(3,071,429)
Issuance of the Company’s shares for all outstanding shares of China Children:	7,000,000
Post-Exchange Transaction Common Shares Outstanding:	8,228,571

Note that the potentially issuable shares of common stock underlying warrants have been excluded from the weighted average number of shares outstanding in the calculation of basic and diluted earnings per share as application of the treasury stock method would result in the assumed exercise of warrants being anti-dilutive.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

ACSBAcquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route one	1 Penn Plaza
Iselin, New Jersey, 08830	36the Floor
732.855.9600	New York, NY 10119

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
China Children Pharmaceuticals Co., Ltd.

We have reviewed the accompanying consolidated balance sheets  of China Children Pharmaceuticals Co., Ltd., a wholly owned subsidiary of Asia-Pharm Holdings, Inc. as of September 30, 2009 and 2008 and the consolidated statements of operations for the nine months ended September 30, 2009 and 2008 and consolidated statements  of cash flows for the nine months then ended.  These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of China Children Pharmaceuticals Co., Ltd. as of December 31, 2008 and the related consolidated statements of income, retained earnings and comprehensive income, and consolidated statement of cash flows for the year then ended; and in our report dated September 14, 2009 we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheets as of December 31, 2008, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountants

New York, N.Y.
November 23, 2009

CHINA CHILDREN PHARMACEUTICALS CO. LTD. (A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.) CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER, 2009 AND DECEMBER 31, 2008
ASSETS	9/30/2009	12/31/2008
Current Assets
Cash and cash equivalents	$2,821,187	$813,252
Accounts receivable, net	3,908,552	3,286,863
Other receivable	8,649	41,578
Due from related parites	6,684	-
Inventory	1,711,196	543,879
Prepaid expenses	3,336,038	2,935,404
Total Current Assets	11,792,306	7,620,976

Property & equipment, net	819,466	900,857
Goodwill	612,745	612,745
Intangible Assets	1,939,942	2,189,375
Total Assets	$15,164,459	$11,323,953

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$431,134	$451,182
Accrued expenses and other payables	2,381,301	1,490,671
Due to related party	121,686	-
Trade deposit received	6,308	5,936
Short-term bank loan	438,750
VAT tax payable	16,592	147,612
Income tax payable	155,021	213,228
Total Current Liabilities	3,550,792	2,308,629

Stockholders' Equity

Capital stock	$13	$13
Subscription receivables	-	(13)
Additional paid in capital	1,486,363	1,486,363
Statutory reserve	880,133	721,553
Other comprehensive income	328,368	313,429
Retained earnings	8,918,790	6,493,979
Total Stockholders' Equity	11,613,667	9,015,324
Total Liabilities and Stockholders' Equity	$15,164,459	$11,323,953

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Sales, net	$4,180,368	$3,654,066	$11,323,143	$10,238,589

Cost of sales	1,589,853	1,165,029	4,376,541	3,298,979

Gross profit	2,590,515	2,489,037	6,946,602	6,939,610

Selling, general and administrative expenses	1,427,655	2,209,522	3,930,219	5,253,803

Income from operations	1,162,860	279,515	3,016,383	1,685,807

Other Income (Expense)
Interest income	61	12,532	61	27,962
Other income	-	6	287	109
Interest expense	(10,525)		(10,525)	-
Other expense	(69)	(92)	(99)	(145)
Total other Income (Expense)	(10,533)	12,446	(10,276)	27,926

Income before income taxes	1,152,327	291,961	3,006,107	1,713,733

Provision for income taxes	154,734	5,315	422,716	276,477
Net income	$997,593	$286,646	$2,583,391	$1,437,256

Consolidated Statement of Comprehensive Income

Net income	$997,593	$286,646	$2,583,391	$1,437,256
Foreign currency translation adjustment	8,057	8,730	14,939	185,169
Comprehensive income	$1,005,650	$301,598	$2,598,330	$1,622,425

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO. LTD (A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.) CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,583,391	$1,437,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	81,391	83,393
Amortization of intangible assets	249,433	243,931
Bad debt expense	16,771	-
Provision for doubt other receivable	27,642

(Increase) / decrease in assets:
Accounts receivables	(658,121)	248,167
Inventory	(1,165,437)	(400,075)
Prepaid expense	(393,383)	(564,055)
Other receivable	33,019	(25,404)
Due from (to) shareholders	114,947	-
Increase / (decrease) in current liabilities:
Accounts payable	(21,062)	102,929
Accrued expenses and other payables	886,604	(222,303)
Trade deposit received	357	-
VAT payable	(131,311)	(177,395)
Income taxes payable	(58,707)	2,228
Total Adjustments	(1,017,857)	(684,107)

Net cash provided/(used) by operating activities	1,565,534	753,149

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of property, plant and equipment	-	(10,365)
Net cash used by investing activities	-	(10,365)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from new bank loans	438,526	-
Subscription received	13
Net cash used by financing activities	438,539	-

Effect of exchange rate changes on cash and cash equivalents	3,862	69,304

Net change in cash and cash equivalents	2,007,935	812,088
Cash and cash equivalents, beginning balance	813,252	542,150
Cash and cash equivalents, ending balance	$2,821,187	$1,354,238

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$213,429	$-
Interest payments	$10,525	$-

The accompanying notes are an integral part of these financial statements.

CHINA CHILDREN PHARMACEUTICALS CO. LTD. (A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.) CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

			Additional	Other			Total
	Capital Stock	Subscription	Paid-in	Comprehensive	Statutory	Retained	Stockholders
	Amount	Receivables	Capital	Income	Reserves	Earnings	Equity
Balance December 31, 2008	$13	$(13)	$1,486,363	$313,429	$721,553	$6,493,979	$9,015,324

Foreign currency translation adjustments				14,939			14,939

Subscription received		13					13

Transferred to Statutory reserve					158,580	(158,580)	-

Income for the nine months ended September 30, 2009						2,583,391	2,583,391

Balance September 30, 2009	$13	$-	1,486,363	$328,368	$880,133	$8,918,790	$11,613,667

The accompanying notes are an integral part of these financial statements

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM  HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 1 – ORGANIZATION

China Children Pharmaceuticals Co., Ltd., a wholly owned subsidiary of Asia-Pharm Holding Inc., (the “Company”) was formed on June 27, 2008 under the laws of Hong Kong. The Company formed Coova Children Pharmaceuticals Co., Ltd,)”Coova” or the “WOFE”)  was formed on July 25, 2008. Coova is a wholly owned subsidiary of China Children Pharmaceuticals Co., Ltd.

On August 4, 2008, Coova Children Pharmaceuticals Co., Ltd, entered into a Management Entrustment Agreement, with Shaanxi Jiali Pharmaceuticals Co., Ltd. (Jiali") and its shareholders (the “Transaction”). Shaanxi Jiali Pharmaceuticals Co., Ltd. is a corporation formed under the laws of the PRC. According to this Agreement, Coova acquired management control of Jiali whereby Coova is entitled to all of the net profits of Jiali, as a management fee,  and is obligated to fund Jiali operations and pay all of the debts.

The contractual arrangements completed on August 4, 2008 provide that Coova has controlling interest in Jiali as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51, which requires Coova to consolidate the financial statements of Jilai and ultimately consolidate with its parent company, China Children Pharmaceuticals Co., Ltd.

The Company, through its subsidiary, and exclusive contractual arrangement with Shaanxi Jiali Pharmaceuticals Co., Ltd., is engaged in the business of manufacturing and marketing over-the-counter (“OTC”) and prescription pharmaceutical products for the Chinese marketplace as treatment for a variety of diseases and conditions.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary.  All inter-company accounts and transactions have been eliminated in consolidation.  The Company has adopted the Consolidation Topic of the FASB Accounting Standards Codification (“ASC 810”) which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

In determining Shaanxi Jiali Pharmaceutical Co. Ltd. is the VIE of Coova Children Pharmaceuticals Co., Ltd., the Company considered the following indicators, among others:

●
Coova has the full right to control and administrate the financial affairs and daily operation of  Jiali and has the right to manage and control all assets of Jiali. The equity holders of Jiali as a group have no right to make any decision about Jiali’s activities without the consent of Coova.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

●	Coova was assigned all voting rights of Jiali and has the right to appoint all directors and senior management personnel of Jiali. The equity holders of Jiali possess no substantive voting rights.
●	Coova was assigned all voting rights of Jiali and has the right to appoint all directors and senior management personnel of Jiali. The equity holders of Jiali possess no substantive voting rights.

●	Coova will provide financial support if Jiali requires additional funds to maintain its operations and to repay its debts.

●
Coova should be paid a management fee equal to Jiali’s earnings before taxes.  If there are no earnings before taxes and other cash expenses, then no fee shall be paid.  If Jiali sustains losses, they will be carried over to the next period and deducted from the next management fee.  Coova should assume all operation risks of Jiali and bear all losses of Jiali.  Therefore, Coova is the primary beneficiary of Jiali.

Translation Adjustment

As of September 30, 2009 and December 31, 2008, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“CNY”).  Such financial statements were translated into U.S. Dollars (“USD”) in accordance with the Foreign Currency Matters Topic of the FASB Accounting Standards Codification (“ASC 830”), with the CNY as the functional currency.  According to ASC 830, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic Of the FASB Accounting Standards Codification (“ASC 220”), as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company follows the Comprehensive Income Topic of the FASB Accounting Standards Codification  (“ASC 220”). Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.   Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis. Allowances for doubtful accounts as of September 30, 2009 and December 31, 2008 were $16,767 and $ 0, respectively.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of September 30, 2009 and December 31, 2008, inventory consist of the following:

	2009	2008
Raw materials	$919,569	$406,666
Finished goods	791,627	301,199
Provision for obsolescence	-	(163,986)
Total	$1,711,196	$543,879

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Buildings	30 years
Plant and equipment	5-14 years
Transportation equipment	5-10 years
Office equipment	5-10 years

As of September 30, 2009 and December 31, 2008, Property, Plant & Equipment consist of the following:

	2009	2008
Buildings	$445,845	$445,845
Plant and equipment	859,665	859,665
Transportation equipment	5,609	5,609
Office equipment	40,354	40,354
Total	1,351,473	1,351,473
Accumulated depreciation	(532,007)	(450,616)
	$819,466	$900,857

Depreciation expense for the nine months ended September 30, 2009 and 2008 were $81,390 and $83,393, respectively.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill

Goodwill represents the excess cost of a business acquisition over the fair value of the net assets acquired.   In accordance with the Intangibles, Goodwill and other topic of the FASB Accounting Standard Codification (“ASC 350”), indefinite-life identifiable intangible assets and goodwill are not amortized. Under the provisions of ASC 350, we are required to perform an annual impairment test of our goodwill. Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit, which we define as our business segments, with its net book value or carrying amount including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test compares the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination.  The fair value of the reporting unit is allocated to all of the assets and liabilities of that unit including any unrecognized intangible assets as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.  Goodwill as of September 30, 2009 and December 31, 2008 are $ 612,745 and $ 612,745.

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from ten to fifty years. Management evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No impairments of intangible assets have been identified during any of the periods presented. The land use rights will expire in 2056 and 2058. The proprietary technologies were contributed by four shareholders of the Company and relate to the production of the Company's five state approved drugs. All of the Company’s intangible assets are subject to amortization with estimated lives of:

Land use right	50 years
Proprietary technologies	10 years

The components of finite-lived intangible assets are as follows:

	September 30,	December 31,
	2009	2008
Land use right	$264,625	$264,625
Proprietary technologies	2,966,355	2,966,355
	3,230,980	3,230,980
Less: Accumulated amortization	(1,291,038)	(1,041,605)
	$1,939,942	$2,189,375

Amortization expense for the nine months ended September 30, 2009 and 2008 were $249,433 and $243,931, respectively.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimated future amortization expenses related to intangible asset as of September 30, 2009 are as follows:

2010	332,648
2011	332,648
2012	332,648
2013	332,648
2014	332,648
Thereafter	$276,702

Long-Lived Assets

Effective January 1, 2002, the Company adopted the Property, Plant and Equipment Topic of the FASB Accounting Standard Codification (“ASC 360”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2009, there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

The Financial Instrument Topic of the FASB Accounting Standards Codification (“ASC 825”)  requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with the Revenue Recognition Topic of the FASB Accounting Standards Codification (“ASC 605”). Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for uncertainty in Income Taxes.” FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “Accounting for Contingencies.” FIN 48 is effective for fiscal years beginning after December 15, 2006. As a result of implementing FIN 48, there have been no adjustments to the Company’s financial statements. SFAS No. 109 and FIN 48 were superseded by the Income Taxes Topic of the FASB Accounting Standards Codification (“ ASC 740”) in September 2009.

Statement of Cash Flows

In accordance with the Statement of Cash Flows Topic of the FASB Accounting Standards Codification (“ASC 230”), cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board (“FASB”) issued the following new accounting standards:

●
FASB Staff Position FAS No. 157-4, Determining Whether a Market Is Not Active and a Transaction Is Not Distressed, (“FSP FAS No. 157-4”) provides guidelines for making fair value measurements more consistent with the principles presented in SFAS No. 157.  FSP FAS No. 157-4 provides additional authoritative guidance in determining whether a market is active or inactive and whether a transaction is distressed. It is applicable to all assets and liabilities (i.e., financial and non-financial) and will require enhanced disclosures. FSP FAS No. 157-4 was superseded by the Fair Value Measurements and Disclosures Topic of the FASB Accounting Standards Codification (“ASC 820”).

●
FASB Staff Positions FAS No. 115-2, FAS 124-2, and EITF No. 99-20-2, Recognition and Presentation of Other-Than-Temporary Impairments, (“FSP FAS No. 115-2, FAS No. 124-2, and EITF No. 99-20-2”) provides additional guidance to provide greater clarity about the credit and noncredit component of an other-than-temporary impairment event and to more effectively communicate when an other-than-temporary impairment event has occurred. This FSP applies to debt securities. FSP FAS No. 115-2 and FAS No. 124-2 were superseded by the Investments-Debt and Equity Securities Topic of the FASB Accounting Standards Codification (“ASC 320”).

●
FASB Staff Position FAS No. 107-1 and APB No. 28-1, Interim Disclosures about Fair Value of Financial Instruments, (“FSP FAS No. 107-1 and APB No. 28-1”) amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments in interim as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in all interim financial statements. FSP FAS No. 107-1 and APB No. 28-1were superseded by the Financial Instruments Topic of the FASB Accounting Standards Codification (“ASC 825”).

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”, which is included in ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also required disclosure of the date through which subsequent events are evaluated by management.  ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively.  Because ASC Topic 855 impacted the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our results of operations or financial condition.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. The Company is currently evaluating the impact of this standard, but would not expect it to have a material impact on the Company’s consolidated results of operations or financial condition.

In September 2009, the FASB issued ASU No. 2009-12, Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), that amends ASC 820 to provide guidance on measuring the fair value of certain alternative investments such as hedge funds, private equity funds and venture capital funds. The ASU indicates that, under certain circumstance, the fair value of such investments may be determined using net asset value (NAV) as a practical expedient, unless it is probable the investment will be sold at something other than NAV. In those situations, the practical expedient cannot be used and disclosure of the remaining actions necessary to complete the sale is required. The ASU also requires additional disclosures of the attributes of all investments within the scope of the new guidance, regardless of whether an entity used the practical expedient to measure the fair value of any of its investments. This ASU is effective October 1, 2009. The Company is currently evaluating the impact of this standard, but would not expect it to have a material impact on the Company’s consolidated results of operations or financial condition.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. The Company is currently evaluating the impact of this standard on its consolidated results of operations and financial condition.

In October 2009, the FASB issued ASU No. 2009-14, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, that reduces the types of

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software when the software is considered more than incidental to the product or service. As a result of the amendments included in ASU No. 2009-14, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. Under the ASU, the following components would be excluded from the scope of software revenue recognition guidance:  the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality. The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). ASU No. 2009-14 is effective beginning January 1, 2011. The Company is currently evaluating the impact of this standard on its consolidated results of operations and financial condition.

Note 3 – OTHER RECEIVABLES

Other receivables mainly consist of cash advances to employees. As of September 30, 2009 and December 31, 2008, the other receivables were $8,649 and $41,578, respectively.

Note 4 – DUE FROM/TO RELATED PARTY

The Company has receivables due from a related party.  As of September 30, 2009 and December 31, 2008, due from related party were $ 6,684 and $ 0, respectively.  The Company also has payables due to a related party. As of September 30, 2009 and December 31, 2008, due to related party were $ 121,686 and $ 0, respectively.

Note 5 – COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People’s Republic of China (“PRC”) entitles employees to annual vacation leave after 1 year of service.  In general, all leave must be utilized annually, with proper notification.  Any unutilized leave is cancelled.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC. )
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 6 – INCOME TAXES

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) through December 31, 2007 is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.  As of January 1, 2008, the EIT is at a statutory rate of 25%.  The Company is a high tech enterprise and under PRC Income Tax Laws, it is entitled to a two-year exemption for 2006 through 2007.  Starting from January 1, 2008, the EIT is at a discounted rate of 15%.

The following is a reconciliation of income tax expense:

9/30/2009	International	Total
Current	$422,716	$422,716
Deferred	-	-
Total	$422,716	$422,716

9/30/2008	International	Total
Current	$276,477	$276,477
Deferred	-
Total	$276,477	$276,477

Note 7 – COMMITMENTS & CONTINGENCIES

The Company leases facilities under operating leases, extending through July 2009, that it pays for on an annual basis and accrues for throughout the year.   For the nine months ended September 30, 2009 and 2008, rent expense was $2,420 and $0, respectively.

Note 8 – STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of September 30, 2009 and December 31, 2008, the Company had allocated $880,133 and $721,553, respectively, to these non-distributable reserve funds.

CHINA CHILDREN PHARMACEUTICALS CO. LTD.
(A WHOLLY OWNED SUBSIDIARY OF ASIA-PHARM HOLDING, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Note 9 – OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders’ equity, at of September 30, 2009, are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at December 31, 2008	$313,429	$313,429
Change for 2009	14,939	14,939
Balance at September 30, 2009	$328,368	$328,368

Note 10 – CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 11 – MAJOR CUSTOMERS AND CREDIT RISK

Four customers accounted for more than 10% of accounts receivable at September 30, 2009, totaling 47%; at September 30, 2008, five customers were greater than 10% of accounts receivable, totaling 90%. Four vendors accounted for more than 10% of accounts payable at September 30, 2009, totaling 82%; at September 30, 2008, four vendors accounted for greater than 10%, totaling 58%.

Six customers accounted for 73% of sales for the nine months ended September 30, 2009 and six customers accounted for 100% of sales for the nine months ended September 30, 2008. Four vendors supplied 80% of purchases for the nine months ended September 30, 2009. Three vendors supplied 51% of purchases for the nine months ended September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PEDIATRIC PHARMACEUTICALS, INC.

Date: November 25, 2009	By:	/s/ Jun Xia
Jun Xia
Chief Executive Officer

CHINA PEDIATRIC PHARMACEUTICALS, INC.

Date: November 25, 2009	By:	/s/ Minggang Xiao
Minggang Xiao
Chief Financial Officer